                                                                   Exhibit 10.35


                                                                EXECUTION COPY


                              AMENDED AND RESTATED
                       PURCHASE AND CONTRIBUTION AGREEMENT


                                     between


                             EDISON SCHOOLS INC.

                             as Seller and Servicer,


                                       and


                       EDISON RECEIVABLES COMPANY LLC,

                                    as Buyer


                            Dated as of July 31, 2002

                                TABLE OF CONTENTS

                                                                                                         PAGE

    ARTICLE I             DEFINITIONS .............................................................        1

    Section 1.01.         Certain Defined Terms ...................................................        1

    Section 1.02.         Interpretation and Construction .........................................       13

    Section 1.03.         Amendment and Restatement ...............................................       13

    ARTICLE II            SALES AND TRANSFERS; SETTLEMENTS ........................................       14

    Section 2.01.         General Terms ...........................................................       14

    Section 2.02.         Purchase and Sale; Purchase Price; Contributions ........................       14

    Section 2.03.         Transfers and Assignments ...............................................       15

    Section 2.04.         Protection of Ownership of the Transferred Assets .......................       16

    Section 2.05.         Mandatory Repurchase or Purchase Under Certain Circumstances;
                          Mandatory Payments by Seller under Certain Circumstances ................       16

    Section 2.06.         Transfers by Buyer ......................................................       17

    Section 2.07.         Payment of Collections and Deemed Collections ...........................       18

    ARTICLE III           REPRESENTATIONS AND WARRANTIES ..........................................       18

    Section 3.01.         Representations and Warranties of Edison ................................       18

    Section 3.02.         Representations and Warranties of the Seller With
                          Respect to Each Sale of Receivables .....................................       22

    ARTICLE IV            CONDITIONS PRECEDENT ....................................................       23

    Section 4.01.         Conditions to the Initial Purchase Date or Initial Contribution Date ....       23

    Section 4.01A         Conditions to the Restatement Effective Date ............................       24

    Section 4.02.         Conditions to All Purchases .............................................       26

    ARTICLE V             COVENANTS ...............................................................       27

    Section 5.01.         Covenants of Edison .....................................................       27

    Section 5.02.         Negative Covenants of Edison ............................................       32

    ARTICLE VI            ADMINISTRATION AND COLLECTION ...........................................       33

    Section 6.01.         Designation of Servicer .................................................       33

    Section 6.02.         Responsibilities of the Servicer ........................................       34

    Section 6.03.         Servicing Compensation ..................................................       34

    Section 6.04.         Further Actions Evidencing Purchases ....................................       34

    Section 6.05.         Lockboxes ...............................................................       35

    Section 6.06.         Servicer Defaults .......................................................       35

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                         PAGE
    Section 6.07.         Servicer Indemnification of Indemnified Parties .........................       37

    Section 6.08.         Servicer not to Resign ..................................................       38

    Section 6.09.         Back-Up Servicer ........................................................       38

    ARTICLE VII           TERMINATION .............................................................       38

    Section 7.01.         Term ....................................................................       38

    Section 7.02.         Effect of Termination ...................................................       39

    ARTICLE VIII          INDEMNIFICATION .........................................................       39

    Section 8.01.         Expenses ................................................................       39

    Section 8.02.         Indemnity for Taxes, Reserves and Expenses ..............................       40

    Section 8.03.         Indemnity ...............................................................       40

    Section 8.04.         Payments Made Without Duplication .......................................       43

    ARTICLE IX            MISCELLANEOUS ...........................................................       43

    Section 9.01.         Survival ................................................................       43

    Section 9.02.         Waivers; Amendments .....................................................       43

    Section 9.03.         Notices .................................................................       43

    Section 9.04.         Governing Law; Submission to Jurisdiction; Waiver of
                          Trial by Jury ...........................................................       43

    Section 9.05.         Records .................................................................       44

    Section 9.06.         No Implied Waiver; Cumulative Remedies ..................................       44

    Section 9.07.         No Discharge ............................................................       44

    Section 9.08.         Integration; Prior Understandings .......................................       44

    Section 9.09.         Successors and Assigns ..................................................       44

    Section 9.10.         No Petition .............................................................       45

    Section 9.11.         Severability; Counterparts, Waiver of Setoff ............................       45

    Section 9.12.         Confidentiality .........................................................       45

    Section 9.13.         Pledge Agreement ........................................................       46

    Section 9.14.         Third Party Beneficiary .................................................       46

    Section 9.15.         Agent's Authority to Act ................................................       46

                                    Exhibits


Exhibit A      Location of Lockboxes
Exhibit B      Form of Lockbox Agreement
Exhibit C      Information Regarding Location of Records; Name Changes; Etc.
Exhibit D      Credit and Collection Policy
Exhibit E-1    Form of Missouri Summer School Invoice for 2001 Summer School
Contracts
Exhibit E-2    Form of Missouri Summer School Invoice for Missouri Summer School
               Contracts other than 2001 Summer School Contracts

Schedule I     List of Receivables
Schedule II    Insurance Requirements
Schedule III   Excluded Receivables
Schedule IV    New York Management Contracts
Schedule V     Missouri Summer School Contracts

                              AMENDED AND RESTATED
                       PURCHASE AND CONTRIBUTION AGREEMENT

This AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT, dated as of July 31, 2002 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), made by and between EDISON RECEIVABLES COMPANY LLC, a Delaware limited liability company, as buyer (the "Buyer") and EDISON SCHOOLS INC., a Delaware corporation ("Edison"), as seller (the "Seller") and as servicer (in such capacity, the "Servicer").

                                    RECITALS:

            WHEREAS, the Seller in the ordinary course of its business generates or acquires certain accounts receivable, notes receivable and related rights and interests.

            WHEREAS, on the Effective Date, the Buyer, the Seller and the Servicer entered into a Purchase and Contribution Agreement, dated as of October 31, 2001 (as in effect on the date hereof, the "Original Purchase and Contribution Agreement"), pursuant to which (i) from time to time, the Seller sold or contributed to the Buyer certain Receivables (as defined therein) and
(ii) Edison agreed to act as Servicer in accordance with the terms thereof;

            WHEREAS, on the Restatement Effective Date (as defined below), the parties hereto desire to enter into this Agreement, pursuant to which (i) the Original Purchase and Contribution Agreement shall be (and hereby is) amended and restated in its entirety, (ii) subject to the terms and conditions of this Agreement, the Seller shall continue to sell or contribute from time to time, and the Buyer shall purchase from the Seller, or accept as a contribution to its capital, certain Receivables (as defined below) and (iii) Edison shall continue to service all Receivables (whether sold or contributed on, prior to or after the Restatement Effective Date) in accordance with the terms of this Agreement;

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and sufficient consideration, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Certain Defined Terms. As used in this Agreement, the following capitalized terms shall have the following meanings:

            "Affiliate" shall mean, with respect to a Person, any other Person, which directly or indirectly controls, is controlled by or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" shall mean Merrill Lynch Mortgage Capital, Inc. (and its successors and assigns), acting in its capacity as Agent under the Credit Agreement.

            "Assignment" shall mean the Assignment, dated as of July 31, 2002, made by the Seller to the Buyer.

            "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the Laws of the State of New York or any other day on which banking institutions are authorized or obligated to close in the State of New York.

            "Buyer" shall have the meaning specified in the preamble hereto.

            "Cash Collection Ratio" shall mean, for any Monthly Period (as calculated in the Monthly Report required to be delivered pursuant to Section
2.9 of the Credit Agreement in the month following such Monthly Period), the ratio (expressed as a percentage) of (i) all payments on Receivables (other than Receivables arising under Summer School Contracts) made by Obligors during such Monthly Period to (ii) the average of the aggregate Outstanding Balance of all Receivables (other than Receivables arising under Summer School Contracts) as of the last day of the most recently ended three consecutive Monthly Periods (including such Monthly Period).

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and the regulations promulgated and rulings issued thereunder.

            "Collections" shall mean, for any Receivable as of any date, (i) the sum of all amounts, whether in the form of wire transfer, cash, checks, drafts, or other instruments, received by the Buyer, the Servicer, the Agent or any Lender or in a Permitted Lockbox or Lockbox Account in payment of, or applied to, any amount owed by any Obligor on account of such Receivable on or before such date, including, without limitation, all amounts received on account of such Receivable and all other fees and charges, (ii) cash Proceeds of Related Security with respect to such Receivable and (iii) all Deemed Collections.

            "Consolidated Debt" shall mean, at any time, the Debt of Edison and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" shall mean, for any period, the net income of Edison and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Consolidated Tangible Net Worth" shall mean, at any time, the common shareholders' equity of Edison and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less the sum of (i) all amounts owing to Edison or any Subsidiary by any Affiliate of Edison or such Subsidiary or by any officer, director or employee of Edison, any Subsidiary of Edison or any of their respective Affiliates and (ii) the carrying value of all intangible assets of Edison and its Subsidiaries.

            "Contract" shall mean a binding agreement between the Seller and an Obligor entered into in the ordinary course of the Seller's business and/or any and all instruments, agreements, invoices or other writings, which, in either case, give rise to Receivables arising from the provision of services in the ordinary course of the Seller's business, including the provision of extended learning or summer school services.

            "Contributed Assets" shall have the meaning specified in Section 2.02(e) hereof.

            "Contributed Receivables" shall have the meaning specified in
Section 2.02(e) hereof.

            "Contribution Date" shall mean each day on which the Seller makes a capital contribution of Receivables to the Buyer pursuant to Section 2.02(e) hereof.

            "Credit and Collection Policy" shall mean Edison's credit, collection, enforcement and other policies and practices relating to the Contracts and Receivables existing on the Effective Date and as set forth on Exhibit D hereto, as the same may be modified from time to time in compliance with Section 5.02(f) hereof.

            "Credit Agreement" shall mean the Amended and Restated Credit and Security Agreement dated as of July 31, 2002 by and between the Buyer, as borrower, the Lenders party thereto from time to time and the Agent, as the same may be from time to time amended, modified or supplemented.

            "Debt" of a Person shall mean, without duplication, such Person's
(i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iii) obligations, whether or not assumed, which are secured by Liens or payable out of the proceeds or production from property now or hereafter acquired by such Person, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) contingent or non-contingent obligations to make loans or advances to any Person or to reimburse any Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (vi) Guarantees of Debt of others, and (vii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

            "Deemed Collection" with respect to any Receivable shall mean, on any day, the amount received or deemed received by the Buyer from the Seller pursuant to Section 2.05 hereof.

            "Defaulted Receivable" shall mean a Receivable (i) in respect of which the Obligor is not entitled to any further extensions of credit, by reason of any default or nonperformance by such Obligor, under the terms of the Credit and Collection Policy, (ii) which is identified as uncollectible by the Servicer or which, in accordance with the Credit and Collection Policy, should be written off the Buyer's books as uncollectible, (iii) in respect of which an Event of Bankruptcy has occurred and is continuing with respect to the related Obligor or
(iv) that is outstanding more than 120 days from its due date.

            "Dilution" shall mean any credit allowance, cancellation, cash discount, deduction, claim, offset, set-off, rebate, charge back, and any other allowance, adjustment, forgiveness or deduction (including, without limitation, any special or other discounts or any reconciliation) that is given to an Obligor in accordance with the Credit and Collection Policy.

            "Dollars" or "$" shall mean the lawful currency of the United States of America.

            "Edison" shall have the meaning specified in the preamble hereto.

            "Effective Date" shall mean October 31, 2001, the date as of which the Buyer and the Seller have initially executed and delivered this Agreement.

            "Eligible Receivable" shall mean, at any time, any Receivable:

            (a) which complies with all applicable Laws and other legal requirements, whether federal, state or local;

            (b) which constitutes an "account" or "general intangible" as defined in the UCC as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Buyer's security interest therein, and is not evidenced by an "instrument", as defined in the UCC as so in effect;

            (c) which was originated in connection with the rendering of services by the Seller in the ordinary course of the Seller's business to an Obligor who was approved by the Seller in accordance with its Credit and Collection Policy, and which Obligor is not an Affiliate of the Seller, the Agent or any Lender;

            (d) which (i) is assignable under the terms of the applicable Contract or otherwise, without any consent of or notice to the related Obligor or any other Person and (ii) arises from a Contract that does not contain any provision that restricts the ability of the Buyer or the Agent (on behalf of the Lenders) to exercise its rights under this Agreement or the Credit Agreement, including, without limitation, its right to review the Contract;

            (e) which is genuine (i.e., is not fraudulent) and constitutes a legal, valid and binding payment obligation of the related Obligor, enforceable in accordance with its terms and which arises under a Contract;

            (f)   which provides for payment in Dollars by the related
Obligor;

            (g) which directs payment thereof to be sent to a Permitted Lockbox or a Lockbox Account;

            (h)   which is not a Defaulted Receivable;

            (i) which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Receivable, the related Contract or the sale or pledge of such Receivable hereunder or under the Credit Agreement unlawful, invalid or unenforceable;

            (j) which is owned solely by the Seller free and clear of all Liens, except for Liens of the type described in clauses (a) and (b) of the definition of Permitted Liens, and in which the Buyer will have a valid and binding undivided ownership interest or a first priority perfected security interest;

            (k) which has been invoiced and by its terms requires payment in full in respect thereof to be made no later than 30 days after the date of the original invoice with respect thereto, except in the case of (i) a Quarterly Bill Receivable, in which case the terms of such Quarterly Bill Receivable require payment in full in respect thereof to be made no later than 30 days after the end of the applicable three month billing period specified in the related Contract or (ii) each Missouri Summer School Receivable (each of which shall be evidenced by a Missouri Summer School Invoice), in which case the Missouri Summer School Invoice for such Receivable requires payment at or before the time specified in the Missouri Summer School Contract (as in effect on the Restatement Effective Date) governing such Receivable;

            (l) with respect to which all services have been rendered in full and as to which the state and local governments having jurisdiction over the related Obligor have already made appropriations for public education for the school year to which such Receivable relates in amounts sufficient to pay such Receivable in full;

            (m) with respect to which, if such Receivable is a Missouri Summer School Receivable, the related Missouri Summer School Contract has not been modified, amended or otherwise changed in any way which extends (or has the effect of extending) any of the payment terms set forth in such Contract as in effect on the Restatement Effective Date;

            (n) which has an Obligor which is domiciled in a state (including the District of Columbia) of the United States of America;

            (o) which has an Obligor who is not in default in any material respect under the terms of the Contract, if any, from which such Receivable arose;

            (p) which is not a note receivable and which does not arise under a Summer School Contract (other than a Missouri Summer School Contract);

            (q) which is not an obligation of the United States government or any agency, instrumentality or political subdivision thereof;

            (r) which has terms which have not been modified, extended or renegotiated since the provision of service to an Obligor in any way not provided for in this Agreement or in the Credit and Collection Policy;

            (s) the payment of which (or any portion of which) has not been subordinated or deferred under the related Management Contract; provided that the unexercised right in any Management Contract between the Seller and a charter school Obligor to subordinate or defer the payment of Edison's management fee thereunder to certain agreed upon expenses of such Obligor under such Contract and to certain operating expenses of the Seller under such Contract shall not by, itself, cause such Receivable to fail to qualify as an Eligible Receivable;

            (t) the payment of which (or of any portion of which) has not been subordinated or deferred in accordance with the terms of any related Contract (other than the related Management Contract which is the subject of preceding clause (s)); provided that the unexercised right in any such Contract to cause the subordination or deferral of any such payment shall not, by itself, cause such Receivable to fail to qualify as an Eligible Receivable;

            (u) which arises under a Contract under which the related Obligor is in compliance in all respects with all applicable insurance requirements set forth in such Contract;

            (v) which arises under a Contract with respect to which neither Edison nor the Obligor thereunder has delivered a written notice of its intent to terminate such Contract or a notice of a material breach or default under such Contract;

            (w) which arises under a Contract the standardized provisions of which are consistent with past practices (with such changes as prudent business judgment may dictate or as may be required by applicable law);

            (x) which has not been disqualified by the Agent for reasonable cause, as evidenced by prior written notice thereof to the Borrower and the Servicer; it being understood and agreed that reasonable cause shall include, without limitation, a determination by the Agent, in the exercise of its reasonable judgment, that the Contract under which such Receivable arose adversely affects the Lenders' ability to collect such Receivable or adversely affects the Lenders' ability to determine the collectibility of such Receivable or the timing of any payment with respect thereto or the Outstanding Balance thereof; and

            (y) with respect to which, if such Receivable arises under a Management Contract between the Seller and an Obligor located in the Commonwealth of Pennsylvania, the Lenders have received a legal opinion (in form and substance reasonably satisfactory to the Required Lenders) from a law firm qualified to practice in the Commonwealth of Pennsylvania (and otherwise reasonably acceptable to the Required Lenders) to the effect that, for purposes of Section 9406 of the Pennsylvania Uniform Commercial Code, such Obligor is not the Commonwealth of Pennsylvania; provided that this clause (y) shall not apply to any Receivable originated on or prior to the Restatement Effective Date.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" shall mean, with respect to any Person, any Person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which such Person is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the Lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which such Person is a member.

            "ERISA Event" shall mean, with respect to any Person, (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, or (ii) the withdrawal of such Person or any ERISA Affiliate from a multiple employer Plan during a plan year in which it is a "substantial employer", as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by such Person or any ERISA Affiliate to meet the minimum funding standard of
Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by such Person or any ERISA Affiliate to terminate any Plan, or (v) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if such Person or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or
(vii) the receipt by such

Person or any ERISA Affiliate of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for such Person or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan.

            "Event of Bankruptcy" shall mean, for any Person:

            (a) that such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

            (b) a proceeding shall have been instituted and is not dismissed for a period of more than 60 days in a court having jurisdiction over such Person seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs; or

            (c) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or such Person's consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or

            (d) such Person shall take any corporate action in furtherance of any of the actions set forth in the preceding clause (a), (b) or (c).

            "Excluded Receivable" shall have the meaning specified in Schedule III hereto, as such Schedule may be amended from time to time by an agreement in writing signed by the Buyer, the Seller and the Agent; provided that the Seller may, by written notice to the Buyer and each Lender, unilaterally amend Schedule III hereto to include additional Contracts under which the related Obligor is located in a state or jurisdiction of the United States that has a law, statute, rule or regulation that prohibits, restricts or impairs the ability of the Seller to assign or grant a security interest in the Receivables, Related Security and Collections thereunder, which law, statute, rule or regulation has not been made ineffective, either by the adoption of Sections 9-406(f) and 9-408(c) of the UCC or otherwise.

            "Facility Documents" shall mean collectively, this Agreement, the Assignment, the Credit Agreement, the Pledge Agreement, the Lockbox Agreements and all other agreements, documents and instruments delivered pursuant hereto or thereto or in connection herewith or therewith.

            "Finance Charges" shall mean all interest, Funding Losses and transaction fees and expenses payable by the Buyer from time to time under or in connection with the Credit Agreement.

            "Fiscal Year" shall mean each year which is the fiscal year of the Seller for accounting purposes.

            "Fixed Rate Missouri Summer School Contract" shall mean each Missouri Summer School Contract identified as such in part A. of Schedule V hereto.

            "Funding Loss" shall have the meaning specified in the Credit Agreement.

            "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

            "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "Harlem LLC" shall mean 110th and 5th Associates, LLC, a New York limited liability company.

            "Indemnified Parties" shall mean the Buyer and its officers, directors, employees, successors and assigns (and any agent acting on their behalf).

            "Initial Lender" shall mean Merrill Lynch Mortgage Capital, Inc. in its capacity as "Lender" under the Original Credit Agreement.

            "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

            "Lender(s)" shall have the meaning specified in the Credit
Agreement.

            "Lien", in respect of the property of any Person, shall mean any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security.

            "Lockbox Account" shall mean a demand deposit account identified on Exhibit A hereto maintained with a Permitted Lockbox Bank pursuant to a Lockbox Agreement for the purpose of depositing payments made by the Obligors or such other account as the Buyer, the Servicer and the Agent may agree upon from time to time.

            "Lockbox Agreement" shall mean the agreement that governs the operation of a Permitted Lockbox and related Lockbox Account which is in compliance with Section 6.05 and which is substantially in the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Agent.

            "Management Contract" shall mean the principal Contract (together with all annexes, schedules and exhibits thereto) governing the provision of services by the Seller to the related Obligor.

            "Missouri Summer School Contracts" shall mean each of the Summer School Contracts specified in Schedule V hereto.

            "Missouri Summer School Invoice" shall mean, with respect to each Missouri Summer School Receivable (i) arising under a 2001 Summer School Contract, a duly completed invoice in substantially the form Exhibit E-1 hereto and (ii) arising under a Missouri Summer School Contract other than a 2001 Summer School Contract, a duly completed invoice in substantially the form of Exhibit E-2 hereto.

            "Missouri Summer School Receivable" shall mean each Receivable arising under or in connection with a Missouri Summer School Contract.

            "Multiemployer Plan" shall mean with respect to any Person, a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA is or was at any time during the current year or immediately preceding five years contributed to by such Person or any ERISA Affiliate on behalf of its employees and which is covered by Title IV of ERISA.

            "Obligor" shall mean, for any Receivable, each and every Person, charter school, district school, state or local government or any agency or instrumentality thereof who purchased services on credit under a Contract and who is obligated to make payments to the Seller or the Buyer pursuant to such Contract.

            "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

            "Original Purchase and Contribution Agreement" shall have the meaning specified in the second WHEREAS clause of this Agreement.

            "Outstanding Balance" of any Receivable shall mean, at any time, the then outstanding amount thereof (excluding, however, any and all amounts which the Seller knows or has reason to believe will not be paid by the related Obligor directly to the Seller or the Buyer). The outstanding amount of any Receivable shall be reduced by all related Collections on the date received or deemed received.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            "Permitted Liens" shall mean:

            (a) Liens created under this Agreement or the Credit Agreement;

            (b) Liens securing taxes, assessments, governmental charges or levies not yet delinquent or the payment of which is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established in accordance with GAAP and which do not, singly or in the aggregate, adversely affect in any material respect the Transferred Assets or the Buyer's ownership interest therein; and

            (c) Liens arising by operation of law securing any amount not yet delinquent or the payment of which is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established in accordance with GAAP and which do not, singly or the aggregate, adversely affect in any material respect the Transferred Assets or the Buyer's ownership interest therein.

            "Permitted Lockbox" shall mean a post office box or other mailing location identified on Exhibit A hereto maintained by a Permitted Lockbox Bank pursuant to a Lockbox Agreement for the purpose of receiving payments made by the Obligors for subsequent deposit into a related Lockbox Account, or such other post office box or mailing location as the Agent, the Buyer and the Servicer may agree upon from time to time.

            "Permitted Lockbox Bank" shall mean a bank identified on Exhibit A hereto or such other bank as the Buyer, the Servicer and the Agent may agree upon from time to time.

            "Person" shall mean an individual, corporation, limited liability company, partnership (general or limited), trust, business trust, unincorporated association, joint venture, joint-stock company, Official Body or any other entity of whatever nature.

            "Plan" shall mean, with respect to any Person, any employee benefit plan or other plan which is or was during the current year or immediately preceding five years established or maintained by such Person or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

            "Pledge Agreement" shall mean the Pledge Agreement, dated as of July 31, 2002, made by Edison in favor of the Buyer, relating to the Pledge Agreement Collateral, as the same may be from time to time amended, modified or supplemented.

            "Pledge Agreement Collateral" shall mean:

            A. (i) all of Edison's membership interest in the Harlem LLC, (ii) any and all additional interests and/or membership interests issued from time to time in respect thereof, (iii) all certificates, instruments, or other writings representing or evidencing any of the foregoing or any portion thereof, (iv) any other claims which Edison now has or may acquire in its capacity as a member of the Harlem LLC and (v) any and all proceeds of the foregoing; and

            B. (i) all of Edison's right, title and interest under, in and to all of the loans evidenced by the Promissory Notes, (ii) any and all additional interests and/or promissory notes issued from time to time in respect thereof,
(iii) all notes, instruments, or other writings representing or evidencing the foregoing or any portion thereof, (iv) any other claims which Edison now has or may acquire in its capacity as lender and/or holder with respect to such promissory notes and (v) any and all proceeds of the foregoing.

            "Proceeds" shall mean "proceeds" as defined in Section 9-102(a)(64) of the UCC as in effect in the jurisdiction whose law governs the perfection of the Buyer's interests therein and the UCC as in effect in the state of New York.

            "Promissory Notes" shall mean the promissory notes listed on
Schedule I attached to the Pledge Agreement.

            "Purchase" shall mean a purchase by the Buyer of Receivables hereunder, together with the Related Security and Collections with respect thereto.

            "Purchase Date" shall mean each day on which a Purchase occurs hereunder.

            "Purchase Price" shall have the meaning specified in Section 2.02(c) hereof.

            "Purchased Assets" shall mean, at any time, an undivided ownership interest in (i) each Receivable sold hereunder, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and
(iv) all cash and non-cash Proceeds of the foregoing.

            "Quarterly Bill Receivable" shall mean any Receivable which arises under a Contract (in effect on the earlier of the initial Purchase Date and the initial Contribution Date) which, as of the earlier of the initial Purchase Date and the initial Contribution Date, contemplates the rendering of an invoice with respect to such Receivable on or about the last day of a successive three month period specified in such Contract (and not at any other time during such three month period) and payment thereof by the related Obligor within 30 days thereafter.

            "Real Estate Loan Agreement" shall mean the Credit and Security Agreement, dated as of July 31, 2002 among Edison Schools Inc., the Harlem LLC, Bayard Rustin Charter School, LLC and School Services LLC, as the same may be from time to time amended, modified or supplemented.

            "Receivable" shall mean all indebtedness owed to the Seller by an Obligor (without giving effect to any purchase by the Buyer at any time hereunder) under a Contract, whether or not constituting an account or a general intangible, whether or not evidenced by an instrument or an invoice and whether or not due or payable, for services rendered by the Seller to an Obligor in the ordinary course of the Seller's business, and, together with such indebtedness, all other monies due (whether or not payable) under such Contract, and including the right to payment of any other obligations of such Obligor with respect thereto; provided, that the term "Receivable" shall not include any Excluded Receivable.

            "Records" shall mean correspondence, memoranda, computer programs, tapes, discs, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine-readable language.

            "Related Security" shall mean with respect to any Receivable:

            (a) all of the Seller's rights in, to and under a Contract (other than any such rights which constitute non-Payment Intangible, General Intangibles (as "Payment Intangible" and "General Intangible" are defined in the
UCC));

            (b) all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with any and all financing statements signed by an Obligor describing any collateral securing such Receivable;

            (c) all guarantees, indemnities, letters of credit, insurance or other agreements or arrangements of any kind, if any, from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

            (d) all Records relating to the Receivables or the related Contract or Obligor; and

            (e) all Proceeds of the foregoing.

            "Required Lenders" shall have the meaning specified in the Credit Agreement.

            "Responsible Officer" with respect to a Person shall mean the Chief Executive Officer, the President, the Treasurer, any Assistant Treasurer, any Vice President, Secretary or other authorized officer of such Person (but only if the Buyer and the Lenders have received prior written notice of the identity or title of such other authorized officer).

            "Restatement Effective Date" shall mean July 31, 2002.

            "Seller" shall have the meaning specified in the preamble hereto.

            "Servicer" shall mean Edison in its capacity as servicer hereunder, and its successors and assigns in such capacity.

            "Servicer Default" shall have the meaning specified in Section 6.06 hereof.

            "Servicer Fee" shall have the meaning specified in the Credit Agreement.

            "Single Employer Plan" shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

             "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; provided, that no entity shall be considered a Subsidiary of Edison if Edison obtains such voting power solely by reason of exercising its rights as a secured party in collateral that consists of such entity's voting stock.

            "Summer School Contract" shall mean any Contract under which the Seller's primary obligation is to provide a summer school extended learning program.

            "Termination Event" shall have the meaning specified in Section 7.01 hereof.

            "Transferred Assets" shall mean the Purchased Assets and the Contributed Assets.

            "2001 Summer School Contract" shall mean each Missouri Summer School Contract identified as such in part C. of Schedule V hereto.

            "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code, or any successor statute, or any comparable law, as the same may from time to time be amended, supplemented or otherwise modified and in effect in such jurisdiction.

            "Unmatured Termination Event" shall mean any event or condition that, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

            "Variable Rate Missouri Summer School Contract" shall mean each Missouri Summer School Contract identified as such in part B. of Schedule V hereto.

            Section 1.02. Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole. References in this Agreement to "determination" by the Buyer shall be conclusive absent manifest error and include good faith estimates by the Buyer (in the case of quantitative determinations), and the good faith belief by the Buyer (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection, exhibit and schedule references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms not otherwise defined herein which are defined in the UCC as in effect in the State of Delaware shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires. Any provision in this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person. All references to Laws, agreements and other documents shall refer to such Laws, agreements and documents as the same shall have been amended from time to time. All other capitalized terms used herein and not otherwise defined shall have the meanings specified in the Credit Agreement.

            Section 1.03. Amendment and Restatement. The parties hereto have chosen for administrative convenience to amend and restate the Original Purchase and Contribution Agreement. This Agreement does not constitute a novation of the Original Purchase and Contribution Agreement. Therefore, this amendment and restatement does not alter the rights and obligations of the parties to the Original Purchase and Contribution Agreement (all of which remain in full force and effect) except as and to the extent expressly altered by the terms of this Agreement. From and after the Restatement Effective Date, all references to the "Purchase and Contribution Agreement" in any other Facility Document or any document, instrument or agreement delivered in connection therewith shall mean and be a reference to this Agreement.

                                   ARTICLE II

                        SALES AND TRANSFERS; SETTLEMENTS

            Section 2.01. General Terms. On the terms and conditions hereinafter set forth, commencing initially on the date the conditions precedent in Section
4.01 are satisfied to the date of the first Termination Event, the Seller shall, at its option, either sell or contribute to the Buyer on each Business Day, without recourse, except as specifically set forth herein, all right, title and interest of the Seller in, to and under the Transferred Assets existing on such day (not theretofore sold or contributed to the Buyer), and the Buyer agrees, on each Business Day, to purchase or accept as a capital contribution, as the case may be, such Transferred Assets from the Seller.

            Section 2.02. Purchase and Sale; Purchase Price; Contributions.

            (a) On the initial Purchase Date, the Seller hereby irrevocably sells, sets over, assigns, transfers and conveys to the Buyer and its successors and assigns, without recourse, except as specifically set forth herein, and the Buyer hereby accepts, purchases and receives, all of the Seller's right, title, and interest in and to the Purchased Assets owned by the Seller as of the close of business on the Business Day immediately preceding such Purchase Date. Thereafter, on each Business Day, the Seller shall (except as provided in Section 2.02(e)) irrevocably sell, set over, assign, transfer and convey to the Buyer and its successors and assigns, without recourse, except as specifically set forth herein, and the Buyer shall, on each such Business Day, accept, purchase and receive, all of the Seller's right, title, and interest in and to the Purchased Assets owned by the Seller as of the close of business on the Business Day immediately preceding such Business Day.

            (b) Each Purchase shall be made on a Purchase Date, provided that all conditions to purchase specified in Section 4.01, 4.01A or Section 4.02, as applicable, are satisfied.

            (c) The Purchase Price for the Purchased Assets payable on any Purchase Date shall be in an amount equal to 100% of the aggregate Outstanding Balance of the Receivables conveyed on such date, adjusted to reflect such commercially reasonable factors as the Seller and the Buyer mutually agree will result in a Purchase Price determined to be not less than the fair market value of such Receivables. Subject to paragraph (d) below, the Purchase Price for the Purchased Assets sold by the Seller on any Purchase Date shall be payable in full in immediately available funds by the Buyer, and on each such Purchase Date. The Buyer shall, upon satisfaction of the applicable conditions set forth in Article IV, make available to the Seller the cash portion of the Purchase Price in immediately available funds.

            (d) The Purchase Price to be paid by the Buyer on each Purchase Date shall be paid (i) in cash, (ii) with the consent of the Seller, by delivery of (or an increase in the amount outstanding under) a subordinated promissory note (the form and substance of which must be reasonably satisfactory to the Agent), or (iii) any combination of the foregoing methods.

            (e) The Seller may elect on any Business Day, in its sole discretion, not to sell, set over, assign, transfer or convey Purchased Assets to the Buyer, in which case the Seller shall, on such Business Day, contribute to the Buyer's capital all right, title and interest in and to the Receivables which the Seller elected not to sell on such Business Day (collectively, the "Contributed Receivables"), together with all Related Security and Collections with respect thereto. On the date of each such contribution and after giving effect thereto, the Buyer shall own all right, title and interest in and to the Contributed Receivables and all Related Security and Collections with respect thereto (collectively, the "Contributed Assets"). On each Contribution Date, the Seller shall document or report to the Buyer which, if any, of the Contributed Receivables contributed on such Contribution Date constitute Eligible Receivables.

            Section 2.03.     Transfers and Assignments.

            (a) It is the intention of the parties hereto that each Purchase made hereunder shall constitute a sale and assignment as such terms are used in
Article 9 of the UCC, which sales and assignments are absolute, irrevocable and without recourse except as specifically provided herein and shall provide the Buyer with the full benefits of ownership of the Receivables and the other related Purchased Assets. In addition, it is the intention of the Seller that each contribution of Contributed Assets hereunder shall transfer to the Buyer all right, title and interest in and to the Contributed Receivables and other related Contributed Assets. In the event that such Purchases or contributions are deemed to constitute a pledge rather than sales and assignments or absolute contributions of the aforementioned property, and for the purpose of effectuating the transfer of all right, title and interest in and to the aforementioned Contributed Assets, the Seller does hereby grant to the Buyer, in order to secure all the obligations of the Seller to the Buyer hereunder, a first priority perfected security interest in and to, and lien on, all accounts, contract rights, general intangibles, chattel paper, instruments, money, deposit accounts, investment property and financial assets arising from, related or credited to or consisting of the Transferred Assets, whether now owned or existing or hereafter acquired or arising and regardless of where located. The sales and conveyances hereunder of the Purchased Assets and the contribution of the Contributed Assets do not constitute an assumption by the Buyer or its successors and assigns of any obligations of the Seller to any Obligor or to any other Person in connection with Receivables, the Related Security or under any other agreement or instrument relating to the Receivables.

            (b) In connection with the sales and transfers under Section 2.02(a) and the contributions under Section 2.02(e), the Seller agrees to authenticate and file, at its own expense, financing statements with respect to the Transferred Assets now existing and hereafter created or acquired, suitable to reflect the transfer of accounts, general intangibles and chattel paper (each as defined in Article 9 of the UCC) and meeting the requirements of applicable state Law in such manner and in such jurisdictions as are necessary to perfect the sale, transfer, assignment and/or contribution of the Transferred Assets to the Buyer, and to deliver a file-stamped copy of such financing statements or other evidence of such filing satisfactory to the Buyer as soon as possible after the date hereof. In addition to, and without limiting the foregoing, the Seller shall, upon the request of the Buyer, in order to accurately reflect this transaction, authenticate and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.09 hereof) as may be reasonably requested by the Buyer.

            (c) The Seller shall maintain its books and records, including but not limited to any computer files and master data processing records, so that such records that refer to Receivables sold or contributed hereunder shall indicate clearly that the Seller's right, title and interest in such Receivables has been sold or contributed to the Buyer and that such interest in such Receivables has been pledged by the Buyer to the Agent (for the benefit of the Lenders) as collateral security for the Buyer's obligations under the Credit Agreement. Indication of the Buyer's ownership of Receivables shall be deleted from or modified on the Seller's records when, and only when, the Receivables shall have been paid in full or the Buyer's ownership of such Receivables shall have been repurchased (or purchased) by the Seller from the Buyer. The Seller agrees to deliver to the Buyer on the earlier of the first Purchase Date or the first Contribution Date and on the Restatement Effective Date a list, which may be a computer file, disk or microfiche list, containing a true and complete schedule of all Receivables constituting Transferred Assets. Such file, disk or list shall be marked as the "Receivables Schedule" and as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement.

            Section 2.04. Protection of Ownership of the Transferred Assets.

            (a) The Seller agrees that from time to time, at its sole expense, it shall promptly authenticate and deliver all additional instruments and documents and take all additional actions that the Buyer may reasonably request in order to perfect the interests of the Buyer in and to, or to protect, the Transferred Assets or to enable the Buyer to exercise or enforce any of its rights hereunder. To the fullest extent permitted by applicable Law, the Buyer shall be permitted, and the Seller hereby authorizes the Buyer, to file continuation statements and amendments thereto and assignments thereof consistent with the terms of this Agreement (including any amendment hereto or other modification hereof). Carbon, photographic or other reproductions of this Agreement or any financing statement shall be sufficient as a financing statement.

            (b) The Buyer shall have the right to do all such acts and things as it may deem reasonably necessary to protect its interests hereunder, including, without limitation, confirmation and verification of the existence, amount and status of the Receivables.

            (c) In order to enable the Buyer (and its assigns) to realize the full rights, benefits, powers and privileges intended to be afforded by this Agreement and the Transferred Assets, the Seller hereby irrevocably appoints the Buyer its true and lawful attorney, with full power of substitution, in the name of the Seller, or otherwise, for the sole use and benefit of the Buyer (and its assigns), but at the Seller's expense, to the extent permitted by Law to exercise, at any time and from time to time all or any of the following powers with respect to all or any of the Transferred Assets:

            (i) to enforce all rights, remedies, powers and privileges included in, to and under the Transferred Assets;

            (ii) to use or assign the Transferred Assets, including any related information or materials furnished to the Seller in the transactions giving rise to the Transferred Assets (to the extent such information or materials are included in the Transferred Assets); and

            (iii) to use, assign, possess or have access to any trade secrets or confidential information of any Obligor (to the extent such trade secrets are included in the Transferred Assets).

            Section 2.05. Mandatory Repurchase or Purchase Under Certain Circumstances; Mandatory Payments by Seller under Certain Circumstances.

            (a) The Seller shall repurchase (or purchase) from the Buyer (or its assignee) (i) any Receivable constituting a Transferred Asset if at any time the Buyer or its assignee shall fail to have a perfected ownership interest or first priority perfected security interest in such Receivable, free and clear of any Lien (other than Permitted Liens) within three Business Days of notice thereof by the Buyer (or its assignee), unless such failure has been fully cured within such three Business Day period, (ii) any Receivable identified as an Eligible Receivable on the date of Purchase or contribution hereunder if at any time it is discovered that such Receivable was not an "Eligible Receivable" on the date of Purchase or contribution hereunder, such repurchase (or purchase) to occur within three Business Days of such discovery, (iii) each Missouri Summer School Receivable as to which the related Missouri Summer School Contract is at any time modified or amended on or after the applicable Purchase Date or Contribution Date in any way which extends (or has the effect of extending) any of the payment terms in such Contract as in effect on the Restatement Effective Date such repurchase (or purchase) to occur within three Business Days of such modification, amendment or change; provided that nothing in this clause (iii) shall require (or be deemed to require) the Buyer to repurchase any Missouri Summer School Receivable otherwise subject to this clause (iii) if the sole reason for extending the payment terms of the applicable Missouri Summer School Contract is the bankruptcy, insolvency or financial inability to pay of the related Obligor, (iv) each Missouri Summer School Receivable as to which (1) the Seller fails in any respect to comply with the covenant set forth in Section
5.01 (u) or (2) the payment terms included in the applicable acknowledgment required by Section 5.01(u) are longer than the payment terms specified in the applicable Missouri Summer School Invoice, such repurchase (or purchase) to occur within three Business Days of the event giving rise to such repurchase (or purchase) obligation and (v) all Receivables originated on or prior to the Restatement Effective Date under a Management Contract between the Seller and an Obligor located in the Commonwealth of Pennsylvania if, on or before August 31, 2002, the Seller fails to deliver a legal opinion which complies in all respects with Section 5.01(v), such repurchase (or purchase) to occur within three Business Days of the event giving rise to such repurchase (or purchase) obligation. In the case of any repurchase (or purchase) pursuant to this Section 2.05(a), the repurchase (or purchase) price to be paid on any date shall be (i) if less than all Receivables are required to be repurchased (or purchased) on such date, an amount equal to the Outstanding Balance of the Receivables required to be repurchased (or purchased) on such date and (ii) if all Receivables are required to be repurchased (or purchased) on such date, an amount equal to the Outstanding Balance of all Receivables plus, without duplication, all Finance Charges accrued through the date of such repurchase (or purchase).

            (b) If on any day there occurs any Dilution with respect to any Receivable (including as Dilution for this purpose, (i) any discrepancy (i.e., shortfall) between the Outstanding Balance of a Missouri Summer School Receivable as confirmed by the related Obligor in the acknowledgment required by
Section 5.01(u) and the Outstanding Balance thereof as reflected in the applicable Missouri Summer School Invoice and (ii) any Dilution claimed by an Obligor with respect to a Missouri Summer School Receivable as reflected in the applicable acknowledgment required by Section 5.01(u)), the Seller shall, within one Business Day of the occurrence of such Dilution, be deemed to have received a collection with respect to such Receivable and shall make a payment to the Buyer in the amount of such Dilution.

            (c) All payments pursuant to this Section 2.05 shall be without duplication of any amount payable pursuant to Article VIII hereof.

            Section 2.06. Transfers by Buyer. The Seller acknowledges and agrees that (a) the Buyer may from time to time, pursuant to the Credit Agreement, pledge and assign as collateral security its rights in, to and under (i) the Transferred Assets and this Agreement and (ii) the Pledge Agreement Collateral and the Pledge Agreement, in each case, to the Agent (for the benefit of the Lenders) and (b) the representations, warranties and covenants contained in this Agreement and the

Pledge Agreement and the rights of the Buyer under this Agreement and the Pledge Agreement, including the rights of the Buyer to enforce the provisions hereof and thereof against the Seller and the Servicer, are intended to benefit the Agent and the Lenders. The Seller and the Servicer hereby consent to all such pledges and assignments and to the enforcement by the Agent of the Buyer's rights under this Agreement and the Pledge Agreement, whether or not a Termination Event or an Unmatured Termination Event has occurred and is continuing. No consent by the Buyer under or with respect to this Agreement or the Pledge Agreement shall be effective without the prior written consent of the Agent.

            Section 2.07. Payment of Collections and Deemed Collections. If the Seller shall receive (or be deemed to receive) any Collections with respect to Receivables which have been sold or contributed to the Buyer pursuant to this Agreement, the Seller shall hold such Collections in trust for the Buyer and shall pay such amounts to the Servicer as soon as practicable, but in no event more than one Business Day after receipt thereof.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Section 3.01. Representations and Warranties of Edison. Edison, in its capacities as both Seller and Servicer (unless the context requires otherwise), in addition to the other representations and warranties contained herein or made pursuant hereto, hereby represents and warrants to the Buyer on and as of the Effective Date, the Restatement Effective Date and on as of each Purchase Date and each Contribution Date that:

            (a) Corporate Existence and Power. Edison is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to fulfill its obligations under this Agreement and the other Facility Documents to which it is a party.

            (b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by Edison of this Agreement and the other Facility Documents to which it is a party are within Edison's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Edison or of any material agreement, judgment, injunction, order, decree or other instrument binding upon Edison or result in the creation or imposition of any Lien on any asset of Edison or any of its Subsidiaries (except Permitted Liens).

            (c) Binding Effect. This Agreement is, and the other Facility Documents to which Edison is or will be a party when executed and delivered will be, the valid and binding obligations of Edison, and will vest absolutely and unconditionally in the Buyer, a valid ownership or security interest in the Transferred Assets purported to be assigned thereby, subject to no Liens whatsoever (except Permitted Liens). Upon the filing of the necessary financing statements under the UCC as in effect in the jurisdiction whose Law governs the perfection of the Buyer's ownership or security interests in the Transferred Assets, the Buyer's ownership or security interests in the

Receivables will be perfected under Article Nine of such UCC, prior to and enforceable against all creditors of and purchasers from Edison and all other Persons whatsoever (other than the Buyer and its successors and assigns).

            (d) Litigation. There is no action, suit or proceeding pending against, or to the knowledge of Edison, threatened against or affecting Edison before any court or arbitrator or any Body, in which there is a material likelihood of an adverse decision which would reasonably be expected to materially adversely affect the business, financial position or results of operation of Edison, the ability of Edison to fulfill its obligations under this Agreement or any other Facility Document to which it is a party or which in any manner draws into question the validity of this Agreement or any other Facility Document.

            (e) Not an Investment Company. Edison is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (f) Bulk Sales Act. No transaction contemplated hereby requires compliance with any applicable bulk sales act or similar law.

            (g) Margin Regulations. The use of all funds acquired by Edison under this Agreement will not conflict with or contravene any of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.

            (h) Accurate and Complete Disclosure. All information, exhibits, financial statements, or other reports or documents furnished or to be furnished at any time by or on behalf of Edison to the Buyer, the Agent or any Lender in connection with this Agreement or any other Facility Document is and will be accurate in all material respects as of the date so furnished, and no such report or document contains, or will contain, as of the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

            (i) Taxes. Edison has filed, or caused to be filed, all federal and state, and to the best of its knowledge, all local and foreign, tax reports and returns, if any, required to be filed by it and paid, or caused to be paid, all amounts of taxes, including interest and penalties, required to be paid by it, except for such taxes (i) as are being contested in good faith by proper proceedings and (ii) against which adequate reserves shall have been established in accordance with and to the extent required by GAAP, but only so long as the proceedings referred to in clause (i) above could not subject the Seller, the Buyer, the Agent or any Lender to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder or under the Credit Agreement.

            (j) Books and Records. Edison has indicated on its books and records (including any computer files), that the Transferred Assets sold or contributed by Edison hereunder are the property of the Buyer and that they have been pledged to the Agent (for the benefit of the Lenders) pursuant to the Credit Agreement. Edison maintains at one or more of its offices listed in Exhibit C hereto all material Records for the Receivables.

            (k) Creditor Approval. Edison has obtained from its creditors, if necessary, (i) all approvals necessary to sell, assign and contribute the Receivables and (ii) releases of any security interests in the Receivables.

            (l) Financial Condition. (i) Edison is not insolvent or the subject of any Event of Bankruptcy and the sale or contribution of Receivables on each day is not being made in contemplation of the occurrence thereof nor will it render Edison insolvent. Since the initial Purchase Date, except as previously disclosed in writing by the Seller to the Buyer, there has been no material adverse change in the business or financial position of Edison which would be reasonably likely to have a material adverse affect on Edison's ability to fulfill its obligations under this Agreement or any other Facility Document to which it is a party.

            (ii) (A) The most-recently available consolidated balance sheet of Edison and its Subsidiaries as of the most recent Fiscal Year end and the related statements of income and cash flows of Edison and its Subsidiaries for the Fiscal Year then ended, audited by PricewaterhouseCoopers, LLC, independent accountants, or another nationally recognized firm of independent accountants, copies of which have been furnished to the Buyer, fairly present in all material respects the consolidated financial position of Edison and its Subsidiaries as of such date and the consolidated results of the operations of and changes in consolidated cash flows of Edison and its Subsidiaries for the period ended on such date, all in accordance with GAAP and (B) the most-recently available unaudited consolidated balance sheet of Edison and its Subsidiaries as of the most recent fiscal quarter end and the related unaudited statements of income and cash flows of Edison and its Subsidiaries for the periods then ended, copies of which have been furnished to the Buyer, fairly present in all material respects the consolidated financial position of Edison and its Subsidiaries as at such date and the consolidated results of the operations of and changes in consolidated cash flows of Edison and its Subsidiaries for the periods ended on such date subject to customary year-end adjustments, all in accordance with GAAP.

            (m) Separate Corporate Existence. Edison is entering into the transactions contemplated by this Agreement on an arm's-length basis and in reliance on the Buyer's identity as a separate legal entity from Edison and each of its Affiliates, and acknowledges that the Buyer, the Agent and the Lenders are similarly entering into the transactions contemplated by the other Facility Documents on an arm's-length basis and in reliance on the Buyer's identity as a separate legal entity from Edison and each such other Affiliate.

            (n) No Fraudulent Conveyance. The transactions contemplated by this Agreement and by each of the other Facility Documents are being consummated by Edison in furtherance of Edison's ordinary business, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. By its receipt of the Purchase Price hereunder and its ownership of 100% of the membership interests in the Buyer, Edison shall have received reasonably equivalent value for the Transferred Assets sold or otherwise conveyed to the Buyer under this Agreement.

            (o) No Termination Event or Servicer Default. To Edison's knowledge, no Termination Event, Unmatured Termination Event or Servicer Default has occurred and is continuing.

            (p) Insurance. All policies of insurance of any kind or nature owned by Edison and its Subsidiaries are maintained with financially sound and reputable insurers. Edison currently maintains insurance with respect to its properties and businesses and causes its Subsidiaries to maintain insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by corporations engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations including, without limitation, workers' compensation and general liability insurance.

            (q) ERISA. (i) No liability under Sections 4062, 4063, 4064 or 4069 of ERISA has been or is expected by Edison to be incurred by Edison or any ERISA Affiliate with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties of Edison and its Subsidiaries taken as a whole.

            (ii) No Plan which is a Single-Employer Plan and which is maintained by Edison or any of its ERISA Affiliates had an accumulated funding deficiency in an amount that could reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties of Edison and its Subsidiaries taken as a whole, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof. Neither Edison nor any ERISA Affiliate is (A) required to give security to any Plan which is a Single-Employer Plan pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA, or (B) subject to a Lien in favor of such a Plan under
Section 302(f) of ERISA.

            (iii) Each Plan of Edison and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply could not reasonably be expected to result in any material adverse effect on the business, financial condition, operations or properties of Edison and its Subsidiaries taken as a whole.

            (iv) Neither Edison nor any of its Subsidiaries has incurred a tax liability under Section 4975 of the Code or a penalty under Section 502(i) of ERISA in respect of any Plan which has not been paid in full, except where the incurrence of such tax or penalty could not reasonably be expected to result in a material adverse effect on the business, financial condition, operations or properties of Edison and its Subsidiaries taken as a whole.

            (v) None of Edison, any of its Subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan which will result in liability to Edison, any of its Subsidiaries or any ERISA Affiliate in an amount that could reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties of Edison and its Subsidiaries taken as a whole.

            (r) No Change in Ability to Service. Since the Effective Date, there has been no material adverse change in the ability of Edison to perform its obligations hereunder.

            (s) Credit and Collection Policy. Edison has complied in all material respects with the Credit and Collection Policy in regard to each Receivable and related Contract and the Credit and Collection Policy has not been changed except in compliance with Section 5.02(f).

            (t) Location of Offices, Etc. As of the date hereof: (i) Edison's chief executive office is located at the address for notices set forth in
Section 9.03 hereof; (ii) the offices where Edison keeps all of its Records are listed on Exhibit C hereto; and (iii) within the last five years, Edison has operated only under the names identified in Exhibit C hereto, and has not changed its name, merged or consolidated with any other Person except as disclosed in Exhibit C hereto. The Seller's name is "Edison Schools Inc." The Seller is a "registered organization" (as defined in Section 9-102(a)(70) of the UCC) formed in the State of Delaware and, for purposes of Article 9 of the UCC, the Seller is located in the State of Delaware.

            Section 3.02. Representations and Warranties of the Seller With Respect to Each Sale of Receivables. By selling Receivables to the Buyer on each Purchase Date and contributing Receivables to the Buyer on each Contribution Date, the Seller represents and warrants to the Buyer as of each such Purchase Date or Contribution Date, as the case may be, and only as to Eligible Receivables sold or contributed by the Seller to the Buyer hereunder on such Purchase Date or Contribution Date, as the case may be (in addition to its other representations and warranties contained herein or made pursuant hereto), that:

            (a) Assignment. This Agreement vests in the Buyer all the right, title and interest of the Seller in and to the Transferred Assets, and constitutes a valid sale or capital contribution of all right, title and interest in and to the Transferred Assets, enforceable against all creditors of and purchasers from the Seller.

            (b) No Liens. Immediately prior to the sale or contribution of each Receivable to the Buyer, such Receivable, together with any related rights under the related Contract, is owned by the Seller free and clear of any Lien (except Permitted Liens). When the Buyer makes a purchase or receives a contribution of a Receivable, it shall have acquired and shall continue to maintain ownership of such Receivable and in the Related Security and the Collections with respect thereto free and clear of any Lien, except Permitted Liens. The Seller has not and will not prior to the time of the sale or contribution of any such interest to the Buyer have sold, pledged, assigned, transferred or subjected, and will not thereafter sell, pledge, assign, transfer or subject to a Lien any Contract (other than a Contract governing Excluded Receivables) or any of the Receivables, the Related Security or the Collections, other than in accordance with the terms of this Agreement.

            (c) Filings. On or prior to each Purchase Date or Contribution Date, as the case may be, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Assets against all creditors of and purchasers from the Seller and all other Persons whatsoever will have been duly filed (or delivered to the Buyer for filing) in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

            (d) Nature of Receivables. Each Receivable classified as an "Eligible Receivable" by the Seller in any document or report delivered hereunder satisfies the requirements of eligibility contained in the definition of Eligible Receivable as of the date of such document or report.

            (e) Credit and Collection Policy. The Seller has complied with the Credit and Collection Policy in all material respects and since the date of this Agreement there has been no change in the Credit and Collection Policy, except as permitted hereunder and under the Credit Agreement.

            (f) Permitted Lockbox Banks and Lockbox Accounts. The names and addresses of all Permitted Lockbox Banks, together with the numbers of all Lockbox Accounts at such Permitted Lockbox Banks and the addresses of all related Permitted Lockboxes, are specified in Exhibit A to this Agreement (or such other Permitted Lockbox Banks, Lockbox Accounts and/or Permitted Lockboxes as have been notified by the Seller to the Buyer and have been consented to by the Agent in accordance with the Credit Agreement).

            (g) New York Management Contracts. As of the Restatement Effective Date, Schedule IV hereto sets forth a true, correct and complete list of all Management Contracts between the Seller and each Obligor located in the State of New York.

            (h) Missouri Summer School Contracts. As of the Restatement Effective Date, Schedule V hereto sets forth a true, correct and complete list of (including all amendments to) all Missouri Summer School Contracts.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

            Section 4.01. Conditions to the Initial Purchase Date or Initial Contribution Date. On or prior to the earlier of the initial Purchase Date and the initial Contribution Date, Edison shall deliver to the Buyer the following documents and instruments, all of which shall be in form and substance acceptable to the Buyer:

            (a) A copy of the resolutions of the Board of Directors of Edison certified as of the date hereof by Edison's secretary or an assistant secretary authorizing the execution, delivery and performance of this Agreement and approving the transactions contemplated hereby;

            (b) The articles of incorporation of Edison certified as of a date reasonably near the date hereof by the Secretary of State or other similar official of such jurisdiction of incorporation;

            (c) A good standing certificate for Edison issued by the Secretary of State or other similar official of the State of Delaware and a certificate of qualification as a foreign corporation issued by the Secretary of State of New York, each such certificate to be dated a date reasonably near the date hereof;

            (d) A certificate of the secretary of Edison dated the earlier of the initial Purchase Date and the initial Contribution Date certifying (i) the names and signatures of the officers authorized on Edison's behalf to execute, and the officers and other employees authorized to perform, this Agreement, if applicable, and any other documents to be delivered by Edison hereunder (on which certificate the Buyer and the Initial Lender may conclusively rely until such time as the Buyer and the Initial Lender shall receive from Edison a revised certificate meeting the requirements of this clause (d)(i)) and (ii) a copy of Edison's By-laws;

            (e) (i) Proper financing statements (Form UCC-l) naming Edison as the debtor of the Receivables, the Initial Lender as the "secured party" and the Buyer as "assignor secured party" or other similar instruments or documents as may be necessary or, in the opinion of the Buyer, desirable under the UCC of all appropriate jurisdictions to evidence or perfect the Buyer's ownership interests in all Receivables, and (ii) proper financing statements (Form UCC-3) necessary under the laws of all appropriate jurisdictions necessary to release all security interests or other rights of any Person in the Receivables or the Contracts previously granted by Edison;

            (f) Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Buyer) dated a date reasonably near the earlier of the initial Purchase Date and the initial Contribution Date listing all effective financing statements which name Edison as debtor (under its current name or any previous name) and which are filed in jurisdictions in which the filings were made pursuant to item (e) above, together with copies of such financing statements (none of which shall cover any Receivables or the Contracts);

            (g) A favorable opinion of David Graff, Esq., general counsel for Edison, dated the earlier of the initial Purchase Date and the initial Contribution Date, relating to corporate matters, no litigation, no conflicts and other matters, in form and substance reasonably acceptable to the Buyer;

            (h) A favorable opinion of Coudert Brothers LLP, special counsel to Edison, dated the earlier of the initial Purchase Date and the initial Contribution Date, relating to legality, validity and enforceability of this Agreement and the other Facility Documents to which Edison is a party, perfection and priority of the Buyer's ownership interest in the Transferred Assets, bankruptcy (true sale and non-consolidation) and other matters, in form and substance reasonably acceptable to the Buyer;

            (i) Fully executed copies of the Lockbox Agreements;

            (j) A certificate of a Responsible Officer of Edison, dated the earlier of the initial Purchase Date and the initial Contribution Date, in form and substance reasonably acceptable to the Buyer; and

            (k) the Schedule of Receivables described in Section 2.03(c) hereof.

In addition, the Buyer shall have received all approvals, opinions or other documents as the Buyer shall have reasonably requested.

            Within 30 days of the earlier of the initial Purchase and the initial contribution hereunder, Edison shall deliver to the Buyer (i) evidence reasonably satisfactory to the Buyer of filing of the financing statements described in clause (e) above and (ii) a bring-down search report of the type described in clause (f) above listing financing statements filed through the earlier of the initial Purchase Date and the initial Contribution Date.

            Section 4.01A Conditions to the Restatement Effective Date. On or prior to the Restatement Effective Date, Edison shall deliver to the Buyer the following documents and instruments, all of which shall be in form and substance acceptable to the Buyer:

            (a) A copy of the resolutions of the Board of Directors of Edison certified as of the Restatement Effective Date by Edison's secretary or an assistant secretary authorizing the execution, delivery and performance of this Agreement and approving the transactions contemplated hereby;

            (b) (i) The articles of incorporation of Edison certified as of a date reasonably near the Restatement Effective Date by the Secretary of State or other similar official of the State of Delaware and (ii) the articles of organization of the Harlem LLC certified as of a date reasonably near the Restatement Effective Date by the Secretary of State or other similar official of the State of New York;

            (c) A good standing certificate for (i) Edison issued by the Secretary of State or other similar official of the State of Delaware and a certificate of qualification as a foreign corporation issued by the Secretary of State of New York, each such certificate to be dated a date reasonably near the Restatement Effective Date and (ii) the Harlem LLC, issued by the Secretary of State of New York or other similar official of the State of New York;

            (d) A certificate of the secretary of Edison dated the Restatement Effective Date certifying (i) the names and signatures of the officers authorized on Edison's behalf to execute, and the officers and other employees authorized to perform, this Agreement and any other Facility Documents to be delivered by Edison (on which certificate the Buyer, the Agent and the Lenders may conclusively rely until such time as the Buyer, the Agent and the Lenders shall receive from Edison a revised certificate meeting the requirements of this clause (d)(i)), (ii) a copy of Edison's By-laws and (iii) a copy of the amended and restated operating agreement for the Harlem LLC;

            (e) (i) Proper financing statements (Form UCC-3) amending the financing statements (Form UCC-l) filed on or about the Effective Date naming Edison as the debtor of the Receivables, the Agent (for the benefit of the Lenders) as the "secured party" and the Buyer as "assignor secured party" or other similar instruments or documents as may be necessary or, in the opinion of the Buyer, desirable under the UCC of all appropriate jurisdictions to evidence or perfect the Buyer's ownership interests in all Receivables, (ii) proper financing statements (Form UCC-1) naming Edison as the Debtor, the Agent (for the benefit of the Lenders) as the "secured party" and the Buyer as "assignor secured party" or other similar instruments or documents as may be necessary or, in the opinion of the Buyer, desirable under the UCC of all appropriate jurisdictions to perfect the Buyer's security interest in the Pledge Agreement Collateral and (iii) proper financing statements (Form UCC-3) necessary under the laws of all appropriate jurisdictions necessary to release all security interests or other rights of any Person in the Receivables or the Contracts previously granted by Edison;

            (f) Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Buyer) dated a date reasonably near the Restatement Effective Date listing all effective financing statements which name Edison as debtor (under its current name or any previous name) and which have been filed in New York or Delaware since the Effective Date, together with copies of such financing statements (none of which shall cover any Receivables or the Contracts);

            (g) A fully executed copy of the Pledge Agreement (which agreement shall be in full force and effect) and each of the Promissory Notes (together with an effective endorsement in blank) and assignments in blank in recordable form of the related mortgages;

            (h) A favorable opinion of David Graff, Esq., general counsel for Edison, dated the Restatement Effective Date, relating to corporate matters, no litigation, no conflicts and other matters, in form and substance reasonably acceptable to the Buyer;

            (i) A favorable opinion of Coudert Brothers LLP, special counsel to Edison, dated the Restatement Effective Date, relating to legality, validity and enforceability of this Agreement and the other Facility Documents to which Edison is a party, perfection and priority of the Buyer's ownership interest in the Transferred Assets, bankruptcy (true sale and non-consolidation) and other matters, in form and substance reasonably acceptable to the Buyer;

            (j) Fully executed copies of Lockbox Agreements (if necessary);

            (k) A certificate of a Responsible Officer of Edison, dated the Restatement Effective Date, in form and substance reasonably acceptable to the Buyer; and

            (l) An executed copy of the Assignment and the Schedule of Receivables described in Section 2.03(c) hereof.

In addition, the Buyer shall have received all approvals, opinions or other documents as the Buyer shall have reasonably requested.

            Within 30 days of the Restatement Effective Date, Edison shall deliver to the Buyer (i) evidence reasonably satisfactory to the Buyer of filing of the financing statements described in clause (e) above and (ii) a bring-down search report of the type described in clause (f) above listing financing statements filed through the Restatement Effective Date.

            Section 4.02. Conditions to All Purchases. The Buyer's obligation to make a Purchase on any Purchase Date shall be subject to satisfaction of the following applicable conditions precedent:

            (a) The representations and warranties in Sections 3.01 and 3.02 hereof shall be true and correct as of such Purchase Date, as though made on and as of such date;

            (b) The Seller shall have taken all actions necessary or reasonably requested by the Buyer to maintain ownership or a perfected first priority security interest of the Buyer in and to the Transferred Assets (including in and to the Receivables purchased on such Purchase Date); and

            (c) No Termination Event, Unmatured Termination Event or Servicer Default shall exist on such date or would result from such Purchase.

                                    ARTICLE V

                                    COVENANTS

            Section 5.01. Covenants of Edison. At all times during the term of this Agreement, unless the Buyer shall otherwise consent in writing:

            (a) Notice of Default, Event of Default, Servicer Default or Contract Termination; Etc. (i) Promptly upon becoming aware of any Default, Event of Default or Servicer Default, (ii) promptly upon receipt (or delivery) by Edison of a written notice of intent to terminate any Contract or a notice of breach or default under a Contract, (iii) promptly upon becoming aware of any default, event of default or any other material failure to perform under or with respect to any instrument or document governing Debt of Edison for borrowed money and (iv) promptly upon the amendment or waiver of, or the granting of any consent with respect to, any instrument or document governing Debt of Edison for borrowed money, Edison shall give the Buyer notice thereof (and, if applicable, a copy thereof), together with a written statement of a Responsible Officer setting forth the material details thereof and any action with respect thereto taken or contemplated to be taken by Edison.

            (b) Notice of Material Adverse Change. Promptly upon becoming aware thereof, Edison shall give the Buyer notice of any material adverse change in the business, operations, or financial condition of Edison which reasonably could affect adversely Edison's ability to fulfill its obligations under this Agreement or any other Facility Document to which it is a party.

            (c) Preservation of Corporate Existence. Edison shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the Buyer hereunder or (ii) the ability of Edison to perform its obligations under this Agreement.

            (d) Compliance with Laws. Edison will comply in all material respects with all applicable Laws except where the failure to comply could not reasonably be expected to have a material adverse effect on the Buyer's rights and interest in and with respect to the Receivables or the ability of Edison to perform its obligations under this Agreement or the other Facility Documents to which it is a party.

            (e) Enforceability of Obligations. Edison shall take such actions as are commercially reasonable and within its power to collect the unpaid balance of each Receivable and to ensure that the obligation of the related Obligor to pay the unpaid balance of such Receivable in accordance with the terms thereof remains a legal, valid, binding and enforceable obligation of such Obligor.

            (f) Systems Failure. Edison shall promptly notify the Buyer of any total systems failure for more than one Business Day with respect to itself and shall advise the Buyer of the estimated time required to remedy such total systems failure. Until such a total systems failure is remedied, Edison (i) will furnish to the Buyer such periodic status reports and other information relating to such total systems failure as the Buyer may reasonably request and (ii) will promptly notify the Buyer if Edison believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay and the action proposed to be taken in response thereto. Edison shall promptly notify the Buyer when such a total systems failure has been remedied.

            (g) Books and Records. Edison will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.

            (h) Fulfillment of Obligations. Edison will duly observe and perform all material obligations and undertakings on its part to be observed and performed under or in connection with the Receivables, will duly observe and perform all material provisions, covenants and other agreements required to be observed by it under the Contracts to the extent relating to any Receivable, will do nothing to impair the rights, title and interest of the Buyer in and to the Transferred Assets except as expressly permitted hereunder and will pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with such Receivables and their creation and satisfaction or will properly contest the payment of any such tax in good faith and before a court or administrative body of appropriate jurisdiction.

            (i) Notice of Relocation. Edison shall give the Buyer 15 days' prior written notice of any relocation of its chief executive office or jurisdiction of incorporation. Edison will at all times maintain at its chief executive office an office where notices, demands and presentations in respect of this Agreement may be given to or made upon it.

            (j) Compliance with Opinion Assumptions and Limited Liability Company Agreement. Edison shall maintain in place all policies and procedures, and take and continue to take all actions, described in the assumptions as to facts set forth in, and forming the basis of, the bankruptcy opinion delivered to the Buyer pursuant to Section 4.01(h) and Section 4.01A(i) hereof, and cause the Buyer to comply with, the provisions of the Buyer's limited liability company agreement, as the same may, from time to time, be amended, supplemented or otherwise modified with the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed).

            (k) Administrative and Operating Procedures. Edison shall maintain and implement commercially reasonable administrative and operating procedures necessary for the collection of all Receivables (including, without limitation, Records adequate to permit the identification of all Related Security and Collections of and adjustments to each Receivable).

            (l) Litigation. As soon as possible, and in any event within ten Business Days of Edison's knowledge thereof, Edison shall give the Buyer notice of (i) any litigation, investigation or proceeding against Edison or any of its Affiliates which may exist at any time which, in the reasonable judgment of Edison, could reasonably be expected to impair the ability of Edison to perform its obligations under this Agreement or materially adversely affect the collectibility of the Receivables as a whole and (ii) any material adverse development in any such previously disclosed litigation.

            (m) Fees, Taxes and Expenses. Edison shall pay all filing fees, stamp taxes and other similar documentary or excise taxes and expenses, including the fees and expenses set forth this Agreement, if any, which may be incurred on account of or arise out of this Agreement and the documents and transactions entered into pursuant to this Agreement.

            (n) ERISA Events. (i) Promptly upon becoming aware of the occurrence of any ERISA Event which together with all other ERISA Events occurring within the prior 12 months involve, under ERISA, a payment of money by or a potential aggregate liability of Edison or any ERISA Affiliate or any combination of such entities in excess of $5,000,000, Edison shall give the Buyer a written notice specifying the nature thereof, what action Edison or any ERISA Affiliate has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

            (ii) Promptly upon receipt thereof, Edison shall furnish to the Buyer copies of (i) all notices received by Edison or any ERISA Affiliate of the PBGC's intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Edison or any ERISA Affiliate from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability being assessed against Edison or any ERISA Affiliate in excess of $5,000,000; and (iii) all funding waiver requests filed by Edison or any ERISA Affiliate with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $5,000,000, and all communications received by Edison or any ERISA Affiliate from the Internal Revenue Service with respect to any such funding waiver request.

            (o) Information. In order to monitor the Servicer's financial condition and the Seller's ongoing ability to perform in accordance with the Contracts, the failure of which performance could adversely affect the Transferred Assets, Edison shall furnish the following to the Buyer:

            (i) promptly after sending or filing thereof, copies of all reports which Edison sends to any of its public security holders, and copies of all reports on Form 10-K, Form 10-Q and Form 8-K (unless the Form 8-K is filed solely to file exhibits under Item 7 thereof) which Edison files with the SEC or any national securities exchange in the United States of America;

            (ii) as soon as available and in any event within 25 days after the end of each calendar month, management reports prepared by Edison which, among other things, shall reflect Edison's financial performance and condition at the end of the preceding calendar month (including, without limitation, such performance relative to the projections provided to the Buyer prior to the Restatement Effective Date);

            (iii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year of Edison, a consolidated balance sheet of Edison and its Subsidiaries as of the end of such quarter and related statements of income and retained earnings and of cash flows of Edison and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, in each case, prepared in accordance with GAAP, certified by the chief financial officer or the chief accounting officer of the Edison;

            (iv) as soon as available and in any event within 90 days after the end of each Fiscal Year of Edison, a consolidated balance sheet of Edison and its Subsidiaries as of the end of such Fiscal Year and related statements of income and retained earnings and cash flows of Edison and its Subsidiaries for such Fiscal Year, audited by PricewaterhouseCoopers, LLC, independent accountants, or another nationally recognized firm of independent accountants, in each case, prepared in accordance with GAAP, certified by the chief financial officer or the chief accounting officer of Edison;

            (v) at the same time as provided to Edison's Board of Directors and any committees thereof, copies of all information, documents, reports and analyses provided to Edison's Board of Directors and all such committees; and

            (vi) such other information, documents, records or reports respecting the Receivables and the Related Security or the condition or operations, financial or otherwise, of Edison as the Buyer may from time to time reasonably request.

            (p) Receivables Schedules; Obligor List. Edison shall at all times maintain a current list or lists (which may be a computer file, disk or microfiche lists) of all Receivables which constitute Transferred Assets and all Obligors related to such Receivables, including the name, address, telephone number and account number of each such Obligor.

            (q) Due Diligence. (i) From time to time, during regular business hours as requested by the Buyer, the Agent or any Lender, as the case may be, upon five (5) days' prior notice, Edison shall permit the Buyer or such Person or Persons as the Agent and/or such Lender may designate, as the case may be, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of Edison and its Subsidiaries or the agents of Edison or its Subsidiaries relating to Receivables and the Related Security, including, without limitation, any related Contracts, and (B) to visit the offices and properties of Edison and its Subsidiaries, for the purpose of examining such materials described in clause
(A) above, and to discuss matters relating to Receivables and the Related Security or Edison's performance hereunder or under the Contracts with any of the officers or employees of Edison having knowledge of such matters or with Edison's independent public accountants (provided, that as long as no Default or Event of Default has occurred and is continuing, the Agent and each Lender shall use reasonable efforts to coordinate the foregoing activities so as not to create an undue burden on Edison); and (ii) within 90 days after the end of each Fiscal Year of Edison commencing with the Fiscal Year of Edison ending on June 30, 2002, Edison shall cause its independent public accountants to prepare and deliver to the Buyer, a written report of such accountants with respect to the Receivables, the Credit and Collection Policy, Lockbox Account activity, Edison's performance of its obligations under (or with respect to) this Agreement and the Receivables, all in scope and in a form reasonably requested by the Buyer, the Agent or the Required Lenders, as the case may be; provided, however, that after the occurrence and during the continuance of an Event of Default or Default under the Credit Agreement, the Buyer, the Agent and each Lender shall be permitted to take the actions described in preceding clause (i) without being subject to the amount of prior notice given (and without the necessity of coordinating such activities with any other Person) and may request Edison to cause its independent public accounts to prepare the report contemplated in preceding clause (ii) as often as the Buyer or any Lender, as applicable, deems necessary or desirable. Edison shall reimburse the Buyer, the Agent and each Lender for all reasonable fees costs and expenses incurred by any of them in connection with the foregoing actions promptly upon receipt of the written invoice therefor; provided, that prior to the occurrence of a Default or Event of Default, such fees, costs and expenses shall not exceed $5,000 in any year of this Agreement.

            (r) Separate Corporate Existence. Edison shall maintain its legal identity separate from the Buyer including, without limitation:

            (i) maintaining proper company records and books of account and deposit accounts separate from those of the Buyer and paying its expenses from such separate accounts (it being understood that Edison issues consolidated financial statements which include the Buyer for accounting purposes);

            (ii) maintaining its assets, funds and transactions separate from those of the Buyer, reflecting such assets, funds and transactions in financial statements prepared in accordance with GAAP separate and distinct from those of the Buyer (it being understood that Edison issues consolidated financial statements which include the Buyer for accounting purposes), and evidencing such assets, funds and transactions by appropriate entries in the records and books referred to in clause (i) above;

            (iii) at no time entering into its contracts and otherwise holding itself out to the public under the Buyer's name or as the same legal entity as the Buyer;

            (iv) to the extent Edison jointly contracts with the Buyer to do business with vendors or service providers, allocating fairly among Edison and the Buyer the costs incurred in so doing, and conducting all transactions and dealings between Edison and the Buyer on an arm's-length basis;

            (v) taking such actions as are necessary to ensure that any financial statements of Edison or any Affiliate thereof which Edison or any such Affiliate issues on a consolidated basis will contain detailed notes clearly stating that (A) all right, title and interest in and to the Buyer's assets are held by the Buyer, and (b) the Buyer is a separate limited liability company with its own separate creditors that will be entitled to be satisfied out of the Buyer's assets prior to any value in the Buyer becoming available to the Buyer's equity holders; and the accounting records and the published financial statements of Edison will clearly show that, for accounting purposes, the Receivables and Related Security have been sold or contributed to the Buyer; and

            (vi) taking such actions as are necessary to ensure that it will not hold itself out to be responsible for the debts of the Buyer or the decisions or actions in respect of the daily business and affairs of the Buyer, immediately correcting any known misrepresentation with respect to the foregoing, and not operating or purporting to operate as an integrated single economic unit with respect to each other or in their dealings with any other entity.

            (s) Insurance. Edison shall maintain at least the types of insurance set forth in Schedule II hereto in at least the minimum amounts set forth in
Schedule II hereto (and such additional types of insurance in such greater amounts as may be required from time to time under any Contract), all such insurance to be issued by an insurance company or companies licensed to do business in the applicable state(s) and rated "A" or better by A.M. Best Company.

            (t) Notice to Obligors. Edison shall cause (i) each invoice arising or created after the Effective Date (other than invoices related to Excluded Receivables) to instruct the Obligor thereon to remit payments to a Permitted Lockbox or a Lockbox Account and to include a statement at the bottom of each such invoice to the effect that the Buyer is the assignee of Edison and (ii) the Obligor on each Promissory Note to remit payments thereon to a Permitted Lockbox or a Lockbox Account.

            (u) Missouri Summer School Receivable Confirmations. Edison shall, with respect to each Missouri Summer School Receivable (other than a Missouri Summer School Receivable arising under a 2001 Summer School Contract), deliver to the Buyer, on or before the 90th day following the date of the Missouri Summer School Invoice for such Receivable, a copy of such Missouri Summer School Invoice signed by an appropriate representative of the related Obligor confirming (i) the Outstanding Balance of such Receivable and (ii) the date by which such Receivable will be paid or the schedule pursuant to which all such Missouri Summer School Receivables under the related Missouri Summer School Contract will be paid.

            (v) Pennsylvania Legal Opinion. On or before August 31, 2002, Edison shall deliver to the Buyer, the Agent and the Lenders a legal opinion (in form and substance reasonably satisfactory to the Required Lenders), dated the date of delivery thereof, from a law firm qualified to practice in the Commonwealth of Pennsylvania (and otherwise reasonably acceptable to the Required Lenders) to the effect that, for purposes of Section 9406 of the Pennsylvania Uniform Commercial Code, as of the date of delivery of such opinion, the Commonwealth of Pennsylvania is not the Obligor on any Management Contract between the Seller and an Obligor located in the Commonwealth of Pennsylvania.

            Section 5.02. Negative Covenants of Edison. During the term of this Agreement, unless the Buyer shall otherwise consent in writing:

            (a) No Rescissions or Modifications. Edison shall not (i) rescind or cancel any Receivable or modify any terms or provisions thereof or grant any Dilution to any Obligor, except in accordance with the Credit and Collection Policy or (ii) rescind or cancel any Contract or modify any terms or provisions thereof in any way that could adversely affect any Receivable.

            (b) No Liens. Except as otherwise provided herein, Edison shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Lien (except Permitted Liens) upon or with respect to, (i) its interest in any Contract (other than a Contract governing Excluded Receivables) or any Receivable or Related Security or Collections in respect thereof or (ii) any deposit account to which any Collections of any Receivable are sent (including, without limitation, any Lockbox Account) or assign any rights to receive income in respect thereof, other than Liens created under the Facility Documents.

            (c) No Changes. Edison shall not (i) make any change in the character of its business, which change would materially impair the collectibility of the Receivables or (ii) change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-506, 9-507 or 9-508 of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Buyer at least 30 days' prior written notice thereof and unless prior thereto it shall have caused such financing statement or

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
continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading.

            (d) Consolidations, Mergers and Sales of Assets. (i) Edison shall not consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person unless (a) no Default or Event of Default shall have occurred and be continuing immediately before and immediately after such transaction and (b) in the case of a consolidation or merger, Edison is the survivor of such transaction.

            (e) Change in Payments or Lockboxes. Edison shall not add or terminate any bank as a Permitted Lockbox Bank or any deposit account as a Lockbox Account from those listed in Exhibit A, or (except as otherwise provided in Section 6.05) make any change in the instructions to Obligors regarding payments to be made to any Permitted Lockbox or any Lockbox Account, unless the Buyer shall have received at least 20 days' prior written notice of such addition, termination or change and shall have received, with respect to each new Lockbox Account, a related Lockbox Agreement executed by the Buyer, the Servicer (if applicable), the Agent (on behalf of the Lenders) and a Permitted Lockbox Bank.

            (f) Credit and Collection Policy. Edison shall not make, allow or consent to any change in the Credit and Collection Policy if such change could reasonably be expected to materially and adversely affect the collectibility or enforceability of the Receivables or the ability of Edison to perform its servicing obligations hereunder.

            (g) Financial Covenants. (i) Edison shall not permit the ratio of Consolidated Debt to Consolidated Tangible Net Worth as of the last day of any fiscal quarter to be greater than 0.60:1.

            (ii) Edison shall not permit Consolidated Tangible Net Worth as of the last day of any fiscal quarter to be less than the sum of (x) $200,000,000,
(y) 50% of cumulative (to the extent positive) Consolidated Net Income for each fiscal quarter ended after the Effective Date and (z) 100% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors of Edison), received by Edison from the issuance and sale of any capital stock of Edison after the Effective Date or in connection with the exchange or conversion of any Debt of Edison into capital stock of Edison after the Effective Date.

            (iii) Edison shall not permit the Cash Collection Ratios for any three (3) consecutive Monthly Periods to be less than 20%.

            (iv) Together with the financial statements delivered pursuant to
Section 5.01(o)(iii) and (iv), Edison shall deliver to the Buyer a certificate signed by Edison's chief financial officer or chief accounting officer setting forth calculations in reasonable detail demonstrating compliance (or failure to comply) with Section 5.02(g)(i) and (ii).

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

            Section 6.01. Designation of Servicer. Edison is hereby designated to act as, and Edison hereby agrees to perform, on behalf of the Buyer, the Agent and the Lenders the duties and obligations of, the Servicer hereunder. The Servicer shall collect payments due under the Receivables in accordance with the standards that would be employed by a prudent institution in servicing comparable receivables for its own account and comparable to the Receivables and in accordance with the Credit and Collection Policy and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, except as otherwise provided in this Agreement.

            Section 6.02. Responsibilities of the Servicer.

            (a) The Servicer shall maintain accurate books and records with respect to the Transferred Assets, administer and assist in a commercially reasonable manner in the collection of the Receivables and take such actions as may be reasonably requested in connection therewith to maintain the Buyer's ownership interest and the first priority perfected security interest of the Agent (for the benefit of the Lenders) in the Transferred Assets. The Servicer agrees that in performing such services with respect to the Receivables and the other Transferred Assets, it shall carry out such responsibilities with the same degree of skill and attention that the Servicer exercises from time to time with respect to comparable receivables that it services for itself or others.

            (b) The Servicer is hereby authorized to commence, at the Buyer's expense, in its own name, acting solely in its capacity as Servicer on behalf of the Buyer, the Agent and the Lenders (and not in its individual capacity), or in the name of the Buyer, the Agent or any Lender (provided that, if the Servicer is acting in the name of the Agent or any Lender, it has obtained the Agent's or such Lender's consent, which consent shall not be unreasonably withheld), legal proceedings to enforce Receivables or to commence or participate in any other legal proceedings (including bankruptcy proceedings) relating to or involving Receivables. If the Servicer commences or participates in such legal proceedings in its own name, the Buyer, the Agent and the Lenders shall thereupon be deemed to have automatically assigned such Receivables to the Servicer solely for purposes of commencing or participating in any such proceedings as a party or claimant, and the Servicer is authorized and empowered by the Buyer to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings.

            (c) The Buyer shall (at the Buyer's expense) (i) furnish the Servicer with any powers of attorney and other documents that the Servicer may reasonably request and that the Servicer deems necessary or appropriate and (ii) take any other steps that the Servicer may deem reasonably necessary or appropriate to enable the Servicer to carry out its servicing duties under this Agreement.

            (d) The Servicer shall, on behalf of the Buyer, prepare and deliver in accordance with the Credit Agreement the Monthly Reports and Borrowing Base Reports required by the Credit Agreement.

            Section 6.03. Servicing Compensation. The Servicer will be entitled to receive a monthly Servicer Fee as provided in the Credit Agreement.

            Section 6.04. Further Actions Evidencing Purchases. The Seller or the Servicer, as applicable, agrees that from time to time, at its expense, it will promptly authenticate and deliver all further instruments and documents, and take all further commercially reasonable action, that may be necessary, or that the Buyer or the Agent may reasonably request, to perfect, protect or more fully evidence the sale, transfer and assignment or contribution of the Transferred Assets by the Seller to the Buyer hereunder and the security interest therein under the Credit Agreement, or to enable any of them to exercise and enforce their respective rights and remedies hereunder or under the Credit Agreement. Without limiting the foregoing, the Seller or the Servicer, as applicable, will, upon the request of the Buyer or the Agent, (i) authenticate and file such financing or continuation statements or amendments thereto, and such other instruments and documents, that may be necessary, or that the Buyer or the Agent may reasonably request, to perfect, protect or evidence such sales, transfers, assignments and contributions, (ii) maintain a record clearly designating the Receivables which were sold or contributed to the Buyer and (iii) mark its master data processing records evidencing such Receivables with such legend.

            Section 6.05. Lockboxes.

            (a) Lockbox Accounts. The Servicer hereby agrees as follows (i) each Lockbox Account shall be established in the name of the Buyer as a segregated account and the funds deposited therein from time to time shall not be commingled with any other funds of the Buyer or any Affiliate thereof, (ii) each Lockbox Account shall be maintained with a Permitted Lockbox Bank, (iii) each Lockbox Account shall be insured by the Federal Deposit Insurance Corporation to the full extent permitted by Law, (iv) the location of each Permitted Lockbox and each related Lockbox Account shall not be changed without the consent of the Agent, (v) to direct all Obligors to mail or wire directly to a Permitted Lockbox or a Lockbox Account all Collections on account of the Receivables and, if the Servicer or the Seller should receive any Collections, to forward such Collections to a Permitted Lockbox or a Lockbox Account within one Business Day of receipt, (vi) not to suffer or permit any funds other than such Collections to be mailed to Permitted Lockboxes or deposited into related Lockbox Accounts,
(vii) to direct the Permitted Lockbox Banks to transfer all funds in the Lockbox Accounts if so directed by the Agent, to such location as directed by the Agent,
(viii) to make the necessary bookkeeping entries to reflect such Collections on the Records pertaining to such Receivables and (ix) not to amend or modify any term of any Lockbox Agreement or the direction as to the disposition of Collections or other amounts in the related Permitted Lockbox or Lockbox Account without the prior written consent of the Agent.

            (b) Control of Permitted Lockboxes, Lockbox Accounts and Concentration Account. The Agent (for the benefit of the Lenders) shall have the right to assume control over each Permitted Lockbox and each related Lockbox Account, and direct the Permitted Lockbox Banks to transfer the funds in such Lockbox Account to an account designated by the Agent at the times and in the manner specified in Section 6.05(a)(vii) by delivering the notice required by the Lockbox Agreement with respect thereto. Each of the Seller and the Servicer represents that it has not given and agrees that it shall not give any instructions to any Permitted Lockbox Bank inconsistent with any Lockbox Agreement or this Agreement. The Seller and the Servicer shall cooperate fully with the Agent in effecting any such transfer of control.

            Section 6.06.     Servicer Defaults.   If one or more of the
following events (each, a "Servicer Default") shall occur and be continuing:

            (a) the Servicer shall fail to remit any Collections required to be remitted hereunder or to make any payments required to be made hereunder, and either such failure shall continue for one (l) Business Day; or

            (b) the Servicer shall fail to observe or perform any covenant or agreement contained in Section 5.01(a),(b)(n),(o) (ii), (o) (v) or (q), Section 5.02(d) or (g) or Section 6.09; or

            (c) the Servicer shall fail to observe or perform any covenant or agreement contained in this Agreement (except as otherwise provided in this Section 6.06) for 30 days after written notice thereof has been given to the Servicer by the Agent, any Lender or the Buyer; or

            (d) any representation, warranty, certification or statement made by the Servicer in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) for 30 days after written notice thereof has been given to the Servicer by the Agent, any Lender or the Buyer; or

            (e) an Event of Bankruptcy shall occur with respect to the Servicer; or

            (f) the Servicer shall fail to pay any principal of, or interest on, any Debt that is outstanding in a principal amount of at least $5,000,000 when due (other than Debt outstanding under the Real Estate Loan Agreement) and such failure shall continue beyond the applicable grace period; or the Servicer shall otherwise default under any agreement or instrument (other than the Real Estate Loan Agreement) in a principal amount of at least $5,000,000 and such default shall continue beyond the applicable grace period and the effect of such default is to accelerate the Debt governed by such agreement or instrument; or the Servicer shall fail to pay any principal of, or interest on, any Debt outstanding under the Real Estate Loan Agreement when due and such default shall continue beyond any applicable grace period; or the Servicer shall otherwise default under the Real Estate Loan Agreement and such default shall continue beyond the applicable grace period and the effect of such default is to accelerate the Debt outstanding under the Real Estate Loan Agreement; provided, that no default under Section 10.28, 11.6(c), 11.11, 11.13 or 11.14 of the Real Estate Loan Agreement shall result in a Servicer Default hereunder; or

            (g) there shall be pending any litigation, investigation or proceeding, or any material adverse development in any such litigation shall have occurred, which the Servicer is required to disclose pursuant to Section 5.01(l) hereof, which in the reasonable opinion of the Buyer or the Agent is likely to materially adversely impair the ability of the Servicer to perform its obligations under this Agreement; or

            (h) the occurrence of any event which materially adversely affects
(i) the collectibility of a material portion of the Receivables or (ii) the ability of the Servicer to collect the Receivables or perform its obligations under this Agreement;

then, and in every such event and so long as such Servicer Default shall be continuing, the Buyer, acting at the direction of the Agent (acting with the consent, or at the direction, of the Required Lenders) shall, by notice to the Servicer, (i) terminate the Servicer's capacity as servicer in respect of the Receivables and may either (A) itself service, administer and collect the Receivables in any manner it sees fit or (B) engage affiliate or unaffiliated contractors to perform all or any part of the administration, servicing and collection of the Receivables and, in either such event retain the servicing compensation, and/or (ii) exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. The Servicer shall cooperate fully with the Buyer and Agent in effecting any transfer of servicing.

            Section 6.07. Servicer Indemnification of Indemnified Parties.

            (a) The Servicer agrees to indemnify and hold harmless the Indemnified Parties from and against any loss (other than any losses relating to defaults or collectibility of the Receivables, including due to any Dilution granted in accordance with the Credit and Collection Policy), liability, expense, damage or injury suffered or sustained by reason of any material breach by the Servicer of any of its representations, warranties or covenants contained in this Agreement, or any losses resulting from the commingling of Collections with any other funds, including any judgment, award, settlement, reasonable attorneys fees and other costs or expenses incurred in connection with the defense of any actual action, proceeding or claim and including any excess servicing fees resulting from the replacement of Edison as Servicer; provided, however, that the Servicer shall not indemnify the Indemnified Parties if such acts or omissions were attributable to fraud, gross negligence or willful misconduct by any such Indemnified Party or any of its Affiliates.

            (b) Promptly upon receipt by any Indemnified Party under this
Section 6.07 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against the Servicer hereunder, notify the Servicer in writing of the commencement thereof. The Servicer may participate in and assume the defense of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Servicer and the Indemnified Party. The approval of the Servicer and the Indemnified Party will not be unreasonably withheld, delayed or conditioned. After notice from the Servicer to the Indemnified Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and so long as the Servicer so assumes, and diligently proceeds with, the defense thereof in a manner reasonably satisfactory to the Indemnified Party, the Servicer shall not be liable for any legal expenses of separate counsel for such Indemnified Party unless there shall be a conflict between the interests of the Servicer and the Indemnified Party, in which case the Indemnified Party(ies) shall have the right to employ one separate counsel to represent it (them) (at the Servicer's expense). If the Servicer assumes the defense of any suit, the Servicer shall use all reasonable efforts to (i) consult, from time to time, with the Indemnified Party about the strategy being pursued, (ii) promptly inform the Indemnified Party of any material developments in such suit, and (iii) forward to the Indemnified Party promptly after receipt thereof copies of any notices, filings, requests or other written materials relating to such suit, and if the Indemnified Party reasonably determines that the defense being carried out by the Servicer materially adversely affects the interests of the Indemnified Party, the Indemnified Party shall notify the Servicer of such effect and the Servicer and the Indemnified Party shall use reasonable efforts to agree on a defense strategy that is acceptable to both parties and, failing such agreement within 20 days of the aforesaid notice, the Servicer shall pay the reasonable expenses of separate counsel retained by such Indemnified Party.

            (c) Any indemnification pursuant to this Section 6.07 shall be had only from the assets of the Servicer. The provisions of such indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this
Section 6.07 shall survive the termination of this Agreement.

            Section 6.08. Servicer not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable Law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable Law, regulation or order. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect reasonably acceptable to the Buyer and the Agent and delivered to the Buyer, the Agent and the Lenders. No such resignation shall become effective until the Buyer, the Agent or a successor Servicer shall have assumed the responsibilities and obligations of such Servicer in writing.

            Section 6.09. Back-Up Servicer. Notwithstanding Section 6.06 hereof, the Agent may at any time (whether or not a Servicer Default shall have occurred or be continuing) engage a back-up servicer to perform such services relating to the billing, collection, administration and monitoring of the Receivables as the Agent deems necessary or appropriate; provided that such back-up servicer (i) shall not contact any Obligor (unless the back-up servicer becomes a successor Servicer in accordance with Section 6.06 or Section 6.08) and (ii) shall agree in writing to comply with Section 9.12 hereof. The Seller, the Servicer and the Buyer hereby consent to the Agent's providing to the back-up servicer copies of all information received by the Agent or the Lenders from time to time under or in connection with the Facility Documents (including, without limitation, Monthly Reports, Borrowing Base Reports, financial statements and the reports required to be delivered pursuant to Section 5.01(q)(ii)) other than any reports or information received pursuant to Section 5.01(o)(ii) or (v). Without limiting the generality of the foregoing, the Servicer shall provide to the back-up servicer such additional documents, information and reports as the back-up servicer may reasonably request in connection with the performance of its duties. In addition, the Servicer shall respond promptly to reasonable inquiries of the back-up servicer and, upon the back-up servicer's reasonable request from time to time during regular business hours, upon not less than five (5) days' prior notice, the Servicer shall thoroughly familiarize the back-up servicer with the Servicer's books and records and computer systems as same relate to the billing, collection, administration and monitoring of the Receivables. The fees and expenses of any back-up servicer shall be paid by the Buyer when due, provided that such fees and expenses reflect market-based compensation (as reasonably determined by the Agent) for the services rendered by such back-up servicer. To the extent the Agent requires the cooperation of the Servicer or the Buyer in connection with engaging or maintaining a back-up servicer, each of the Servicer and the Buyer agrees to provide such cooperation.

                                   ARTICLE VII

                                   TERMINATION

            Section 7.01. Term. The Seller's obligation to sell or contribute Receivables hereunder shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the earliest to occur of the following (each a "Termination Event"):

            (a) the termination of the Commitment under the Credit Agreement;

            (b)   the Buyer or Edison shall:

            (i)   become insolvent or experience an Event of Bankruptcy; or

            (ii) become unable for any reason to convey or reconvey Receivables in accordance with the provisions of this Agreement;

provided, however, that (A) the termination of the Seller's obligation to sell or contribute Receivables pursuant to this Section 7.01 shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to repurchase (or purchase) pursuant to
Section 2.05(a) hereof Receivables sold or contributed prior to such termination (even if the event giving rise to such repurchase (or purchase) obligation occurs after such termination) or (ii) to make payments pursuant to Section 2.05(b) hereof with respect to Receivables sold or contributed prior to such termination (even if the Dilution giving rising to such payment obligation arises after such termination) and (B) the indemnification and payment provisions set forth in Article VI or Article VIII hereof and the provisions and agreement set forth in Section 9.10 hereof shall be continuing and shall survive termination of the Seller's obligation to sell or contribute Receivables. Neither Edison nor the Buyer will extend the Seller's obligation to sell or contribute Receivables under this Agreement with an intent to mitigate losses on the Receivables previously sold or contributed by the Seller to the Buyer hereunder.

            Section 7.02. Effect of Termination. No termination or rejection or failure to assume this Agreement in the Event of Bankruptcy of Edison or the Buyer shall be deemed to impair or affect the obligations pertaining to any executed sale, executed contribution or executed obligations, including, without limitation, pretermination breaches of representations and warranties by Edison or the Buyer.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            Section 8.01. Expenses. The Seller agrees, promptly upon receipt of a written invoice, to pay or cause to be paid, and to save the Buyer harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys', accountant's and other third parties' fees and expenses and any filing fees and expenses incurred by the Buyer, but excluding salaries and overhead costs of the Buyer) incurred by or on behalf of the Buyer (i) in connection with the negotiation, execution, delivery and preparation of the Facility Documents (other than the Credit Agreement) and the transactions contemplated by or undertaken pursuant to or in connection herewith or therewith (including, without limitation, the perfection or protection of the Buyer's interest in the Transferred Assets) and (ii) from time to time (a) relating to any requested amendments, waivers or consents under the Facility Documents (other than the Credit Agreement), (b) arising in connection with the Buyer's enforcement or preservation of its rights (including, without limitation, the perfection and protection of its interest in the Receivables) under the Facility Documents (other than the enforcement or preservation by the Buyer of its rights under the Credit Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving the Facility Documents (other than any dispute, disagreement, litigation or preparation for litigation against the Agent or any Lender under the Credit Agreement).

            Section 8.02.     Indemnity for Taxes, Reserves and Expenses.

            (a) If after the date hereof, the adoption of any Law or regulatory guideline or any amendment or change in the interpretation of any existing or future Law or regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any regulatory guideline, whether or not having the force of Law) shall subject any Indemnified Party to any tax of any kind whatsoever with respect to the Facility Documents (other than the Credit Agreement), the Transferred Assets or payments of amounts due hereunder (excluding income taxes) or change the basis of taxation of payments to any Indemnified Party in respect thereof (excluding income taxes); and the result of any of the foregoing is to increase the cost to such Indemnified Party, by an amount which such Indemnified Party deems to be material, of entering, continuing or maintaining any Facility Document or the Transferred Assets or the funding of any purchases hereunder or to reduce any amount due or owing hereunder in respect thereof, such Indemnified Party shall notify the Seller. The Seller shall promptly pay such Indemnified Party such additional amount or amounts as calculated by such Indemnified Party in good faith as will compensate such Indemnified Party for such increased cost or reduced amount receivable; provided that such compensation will be limited to (A) the period commencing not more than 120 days prior to the date of such notification or (B) any longer period of retroactive effect of any such adoption, change or requirement for compliance if such notification is given 120 days or less after such adoption, change or requirement for compliance.

            (b) [Reserved].

            (c) If any Indemnified Party becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Indemnified Party to the Seller shall be conclusive in the absence of manifest error.

            (d) Each Indemnified Party shall use good faith efforts to reduce or eliminate any claim for indemnity pursuant to this Section 8.02; provided that no Indemnified Party shall be obligated to take any action which would subject such Indemnified Party to any unreimbursed cost or expense or which would otherwise be disadvantageous to such Indemnified Party.

            Section 8.03.     Indemnity.

            (a) The Seller agrees to indemnify, defend and save harmless each Indemnified Party promptly upon demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all reasonable attorneys' fees and expenses, reasonable expenses incurred by their respective credit recovery groups (or any successors thereto) and reasonable expenses of settlement (in accordance with clause (b) or this Section 8.03), litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any Person (including, without limitation, any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Seller) arising from or incurred in connection with:

            (i) any Receivable identified as an Eligible Receivable not being an Eligible Receivable on the date of its Purchase or contribution hereunder;

            (ii) any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement being incorrect in any material respect when made or deemed made or delivered;

            (iii) any Dilution or other claim, set-off, deduction, dispute or defense (other than discharge in bankruptcy of an Obligor or arising from the financial inability of such Obligor to pay) of or by an Obligor to the payment of any Receivable in connection with or arising from the Contract related thereto, any other Contract or Receivable, any other agreement between the Seller and such Obligor, or any other claim resulting from the Seller's provision of services or failure to provide or furnish such services to such Obligor, whether or not related to such Receivable.

            (iv) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or to perform its duties or obligations under the related Contract;

            (v) any product liability, personal injury, copyright infringement, theft of services, property damage, or other breach of contract, antitrust, unfair trade practices or tortious claim arising out of or in connection with subject matter of the related Contract or out of or in connection with any transaction contemplated by this Agreement, any Facility Document or any other instrument or document furnished pursuant hereto or the related Contract;

            (vi) the commingling of Collections of Receivables at any time with funds of any other Person;

            (vii) any action or omission by the Seller reducing or impairing the rights of the Buyer or its successors or assigns in and to any Transferred Asset under this Agreement, the Credit Agreement, the related Contract or any other instrument or document furnished pursuant hereto or thereto or with respect to any Receivable;

            (viii) any investigation, litigation or proceeding related to or arising from this Agreement, any other Facility Document (other than the Credit Agreement) or any other instrument or document furnished pursuant hereto or thereto, or any transaction contemplated by this Agreement or the related Contract or the use of proceeds from any Purchase or reinvestment pursuant to this Agreement, or the ownership of, or other interest in, any Receivable or the Related Security;

            (ix) the existence of any Lien (other than Permitted Liens) against or with respect to any Receivable or the Related Security or Collections with respect thereto on the date of transfer thereof hereunder;

            (x) any failure by the Seller to pay when due any taxes, including without limitation sales, excise or personal property taxes, payable by the Seller in connection with any Receivable or any Related Security with respect thereto; or

            (xi) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable;

provided that nothing in this Section 8.03(a) shall be deemed to provide indemnity to any Indemnified Party for matters covered pursuant to Section 8.02 hereof and provided further that nothing in this Section 8.03(a) shall be deemed to be, nor is it intended to constitute, a guarantee of the collectibility or payment of the Transferred Assets which are not collected or paid on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor or to provide indemnity to any Indemnified Person to the extent that the amounts to be paid (i) result from fraud, gross negligence or willful misconduct on the part of the Indemnified Person or (ii) would constitute recourse (except as otherwise specifically provided in this Agreement) for any uncollectible Receivable.

            (b) Promptly upon receipt by any Indemnified Party under this
Section 8.03 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against the Seller hereunder, notify the Seller in writing of the commencement thereof. The Seller may participate in and assume the defense of any such suit, action, claim, proceeding or investigation at its expense. No settlement of any suit, action, claim, proceeding or investigation (regardless of which party is controlling the defense) shall be made without the approval of the Seller and the Indemnified Party, such approval not to be unreasonably withheld, delayed or conditioned. After notice from the Seller to the Indemnified Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Buyer and so long as the Seller so assumes, and diligently proceeds with, the defense thereof in a manner reasonably satisfactory to the Indemnified Party, the Seller shall not be liable for any legal expenses of separate counsel for such Indemnified Party in connection with such suit, action, claim, proceeding or investigation unless there shall be a conflict between the interests of the Seller and the Indemnified Party, in which case the Indemnified Party(ies) shall have the right to employ one separate counsel to represent it
(them) (at Seller's expense). If the Seller assumes the defense of any suit, the Seller shall use all reasonable efforts to (i) consult, from time to time, with the Indemnified Party about the strategy being pursued, (ii) promptly inform the Indemnified Party of any material developments in such suit, and (iii) forward to the Indemnified Party promptly after receipt thereof copies of any notices, filings, requests or other written materials relating to such suit, and if the Indemnified Party reasonably determines that the defense being carried out by the Seller materially adversely affects the interests of the Indemnified Party, the Indemnified Party shall notify the Seller of such effect and the Seller and the Indemnified Party shall use reasonable efforts to agree on a defense strategy that is acceptable to both parties and, failing such agreement within 20 days of the aforesaid notice, the Seller shall pay the reasonable expenses of separate counsel retained by such Indemnified Party.

            (c) Each Indemnified Party shall use its good faith efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification; provided, that no Indemnified Party shall be obligated to take any action which would subject such Indemnified Party to any unreimbursed cost or expense or which would otherwise be disadvantageous to such Indemnified Party.

            Section 8.04. Payments Made Without Duplication. Notwithstanding any provision of this Article VIII, amounts payable by the Seller pursuant to this
Article VIII shall be without duplication for amounts payable pursuant to
Section 2.05 hereof.

                                   ARTICLE IX

                                  MISCELLANEOUS

            Section 9.01. Survival. The indemnification and payment provisions of Articles VI and VIII and of Section 2.05 shall be continuing and shall survive any termination of this Agreement, subject to applicable statutes of limitation.

            Section 9.02. Waivers; Amendments. Any provision of this Agreement may be waived or amended in writing by the parties hereto, with the consent of the Required Lenders.

            Section 9.03. Notices. All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement shall be in writing (including facsimile transmission or electronic communication) unless otherwise expressly permitted hereunder and shall be sent, if mailed, by first-class mail, first-class express mail, or by facsimile or electronic communication with confirmation in writing mailed first-class mail, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the office specified in this Section 9.03 or in accordance with the last unrevoked written direction from such party to the other party hereto.

      If to the Buyer:

      Edison Receivables Company LLC
      529 Fifth Avenue, 11th Floor
      New York, New York  10017
      Telephone: (212) 599-2655
      Telecopy:  (212) 599-2652
      Attention: Christopher J. Scarlata

      If to the Seller:

      Edison Schools Inc.
      521 Fifth Avenue, 11th Floor
      New York, New York  10175
      Telephone: (212) 419-1665
      Telecopy:  (212) 419-1729
      E-mail:    ccerf@edisonschools.com
      Attention: Christopher D. Cerf

            Section 9.04. Governing Law; Submission to Jurisdiction; Waiver of Trial by Jury. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. The parties hereto hereby submit to the nonexclusive jurisdiction of the courts of the State of New York and the courts of the United States located in the State of New York for the purpose of adjudicating any claim or controversy arising in connection with any of the Facility Documents or any of the transactions contemplated thereby, and for such purpose, to the extent it may lawfully do so, waives any objection which it may now or hereafter have to such jurisdiction or to venue therein and any claim of inconvenient forum with respect thereto. Nothing in this Section
9.04 shall affect the right of the Buyer (or its assignee) to bring any action or proceeding against the Seller in the courts of other jurisdictions. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM ESTABLISHED BY THIS AGREEMENT OR ANY OTHER CONTRACT, INSTRUMENT, DOCUMENT OR AGREEMENT ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OTHER PERSON.

            Section 9.05. Records. All amounts calculated or due hereunder shall be determined from the records of the Buyer, which determinations shall be conclusive absent manifest error.

            Section 9.06. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Buyer, the Agent or any Lender in exercising any right, power or privilege under the Facility Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Buyer, the Agent and the Lenders under the Facility Documents are cumulative and not exclusive of any rights or remedies which the Buyer, the Agent or the Lenders would otherwise have.

            Section 9.07. No Discharge. The obligations of the Seller under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of this Agreement or applicable Law, including, without limitation, any failure to set-off or release in whole or in part by the Buyer of any balance of any deposit account or credit on its books in favor of the Seller or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which would operate as a discharge of the Seller as a matter of law.

            Section 9.08. Integration; Prior Understandings. This Agreement and the other Facility Documents set forth the entire understanding of the parties relating to the subject matter hereof, and supersede all prior or contemporaneous understandings and agreements, whether written or oral.

            Section 9.09. Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that the Seller may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Buyer and the Agent. No provision of this Agreement shall in any manner restrict the ability of the Buyer to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Assets owned by the Buyer to the Agent (for the benefit of the Lenders). The Seller hereby agrees and consents to the complete assignment by the Buyer of all of its rights under, interest in, title to and obligations under this Agreement to the Agent (for the benefit of the Lenders). The terms of this Section 9.09 do not in any way limit the terms of
Section 2.06 hereof.

            Section 9.10. No Petition. The Seller agrees that, prior to the date which is one year and one day after the date upon which all obligations of the Buyer to the Seller hereunder are paid in full and all other indebtedness of the Buyer is paid in full, it will not institute against, or join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the Laws of the United States or any state of the United States.

            Section 9.11. Severability; Counterparts, Waiver of Setoff. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any other provision in such jurisdiction or such provision in any other jurisdiction. The Seller hereby waives any right of setoff which it may have or to which it may be entitled against the Buyer and its assets.

            Section 9.12. Confidentiality. The Buyer and the Seller (each, a "Recipient") shall hold all non-public information obtained pursuant to this Agreement and the transactions contemplated hereby or effected in connection herewith ("Transactions") in accordance with customary procedures for handling confidential information of this nature and will not disclose such information to outside parties, but may make disclosure (a) to their respective directors, officers, employees, agents, counsel, auditors and other representatives (collectively, "Representatives") who need to know such non-public information for purposes of evaluating the Transactions, who are informed of the confidential nature of such non-public information and who agree to be bound by the terms of this Section 9.12, (b) as reasonably required by a bona fide transferee (or prospective transferee which agrees in writing to comply with this Section 9.12), (c) as necessary in order to obtain any consents, approvals, waivers or other arrangements required to permit the execution, delivery and performance of this Agreement and (d) as required or requested by any Official Body or pursuant to legal process or as required by applicable Law; provided, that that non-public information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by a Recipient or its Representatives, (ii) was available to a Recipient on a nonconfidential basis prior to its disclosure to such Recipient by the other party or such other party's Representative or (iii) becomes available to a Recipient on a non-confidential basis from a source other than the other party or such other party's Representatives, who is not known by such Recipient to be bound by a confidentiality agreement with the Recipient or otherwise prohibited from transmitting the information to such Recipient. In the event that the Buyer or the Seller (as applicable, the "disclosing party") is so required or requested to make any disclosure pursuant to clause (d) above, it is agreed that the disclosing party shall use reasonable efforts to give prompt notice of such requirement or request so that such other party may seek an appropriate protective order. As determined on any date, the obligations under this Section
9.12 shall terminate
one year following the then current Expiration Date described in clause (i) of the definition thereof in the Credit Agreement but in no event shall such obligations terminate more than two years following such determination date.

            Section 9.13. Pledge Agreement. In order to secure the full and punctual payment and performance of its obligations set forth in Sections 2.05 and 6.07 and Article VIII hereof, Edison has pursuant to the Pledge Agreement granted to the Buyer a first, priority perfected security interest in the Pledge Agreement Collateral. In the event that Edison (as Seller or Servicer, as the case may be) fails to pay or perform its obligations under any of Sections 2.05 or 6.07 or Article VIII hereof in accordance with the terms thereof, the Buyer (and its assigns) shall have all of the rights, remedies, powers, claims and privileges under or in connection with the Pledge Agreement and/or with respect to the Pledge Agreement Collateral. The Buyer's security interest in the Pledge Agreement Collateral is granted as security only and shall not subject the Buyer (or its assigns) to, or transfer or in any way affect or modify, any obligation or liability of Edison with respect to the Pledge Agreement Collateral or any transaction in connection therewith.

            Section 9.14. Third Party Beneficiary. The parties hereto agree that the Agent (on behalf of the Lenders) shall be the third-party beneficiary of this Agreement and the Pledge Agreement and shall have full right, power and authority to enforce the Buyer's rights and the Seller's obligations under this Agreement and the Pledge Agreement.

            Section 9.15. Agent's Authority to Act. To the extent that the Agent from time to time delivers any notice, grants any consent, makes any determination or takes any action, in each case, required or permitted to be delivered, granted, made or taken hereunder or under the Pledge Agreement, the Buyer, the Servicer and the Seller shall be entitled to rely conclusively (without investigation) on the Agent's authority to deliver such notice, grant such consent, make such determination and take such action.


                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the Restatement Effective Date.


                                    EDISON RECEIVABLES COMPANY LLC,
                                      as Buyer



                                    By:  /s/ Jay A. Rosenberg
                                        ----------------------------------------
                                        Name:   Jay A. Rosenberg
                                        Title:  Treasurer



                                    EDISON SCHOOLS INC.,
                                          as Seller and as Servicer



                                    By:  /s/ David Graff
                                        ----------------------------------------
                                        Name:   David Graff
                                        Title:  Senior Vice President and
                                                General Counsel